                                                                    EXHIBIT 4.8

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                          TESORO PETROLEUM CORPORATION

                        8% SENIOR SECURED NOTES DUE 2008

                                    INDENTURE

                           Dated as of April 17, 2003

                              The Bank of New York

                                     Trustee

================================================================================

                               TABLE OF CONTENTS

                                                                                                  PAGE
                                              ARTICLE I

                             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions..................................................................     1
SECTION 1.02.     Other Definitions............................................................    33
SECTION 1.03.     Incorporation by Reference of Trust Indenture Act............................    34
SECTION 1.04.     Rules of Construction........................................................    34

                                             ARTICLE II

                                              THE NOTES

SECTION 2.01.     Form and Dating..............................................................    35
SECTION 2.02.     Execution and Authentication.................................................    36
SECTION 2.03.     Registrar and Paying Agent...................................................    36
SECTION 2.04.     Paying Agent to Hold Money in Trust..........................................    37
SECTION 2.05.     Holder Lists.................................................................    37
SECTION 2.06.     Transfer and Exchange........................................................    37
SECTION 2.07.     Replacement Notes............................................................    50
SECTION 2.08.     Outstanding Notes............................................................    50
SECTION 2.09.     Treasury Notes...............................................................    51
SECTION 2.10.     Temporary Notes..............................................................    51
SECTION 2.11.     Cancellation.................................................................    51
SECTION 2.12.     Defaulted Interest...........................................................    51
SECTION 2.13.     CUSIP Numbers................................................................    52

                                             ARTICLE III

                                      REDEMPTION AND PREPAYMENT

SECTION 3.01.     Notices to Trustee...........................................................    52
SECTION 3.02.     Selection of Notes to be Redeemed............................................    52
SECTION 3.03.     Notice of Redemption.........................................................    53
SECTION 3.04.     Effect of Notice of Redemption...............................................    54
SECTION 3.05.     Deposit of Redemption Price..................................................    54
SECTION 3.06.     Notes Redeemed in Part.......................................................    54
SECTION 3.07.     Optional Redemption..........................................................    54
SECTION 3.08.     Mandatory Redemption.........................................................    55
SECTION 3.09.     Offer to Purchase by Application of Excess Asset Sale Proceeds
                  and Excess Proceeds from the Sale of Collateral..............................    55

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

                                             ARTICLE IV

                                              COVENANTS
SECTION 4.01.     Payment of Notes.............................................................    57
SECTION 4.02.     Maintenance of Office or Agency..............................................    57
SECTION 4.03.     Reports......................................................................    58
SECTION 4.04.     Compliance Certificate.......................................................    59
SECTION 4.05.     Taxes........................................................................    59
SECTION 4.06.     Waiver of Stay, Extension and Usury Laws.....................................    60
SECTION 4.07.     Restricted Payments..........................................................    60
SECTION 4.08.     Dividend and Other Payment Restrictions Affecting Subsidiaries...............    64
SECTION 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock...................    65
SECTION 4.10.     Asset Sales..................................................................    66
SECTION 4.11.     Transactions with Affiliates.................................................    69
SECTION 4.12.     Liens........................................................................    70
SECTION 4.13.     Business Activities..........................................................    70
SECTION 4.14.     Corporate Existence..........................................................    70
SECTION 4.15.     Offer to Repurchase upon Change of Control...................................    70
SECTION 4.16.     [Section Intentionally Deleted]..............................................    72
SECTION 4.17.     Additional Subsidiary Guarantees and Liens...................................    72
SECTION 4.18.     Payments for Consent.........................................................    73
SECTION 4.19.     Suspension of Covenants......................................................    73

                                              ARTICLE V

                                             SUCCESSORS

SECTION 5.01.     Merger, Consolidation, or Sale of Assets.....................................    74
SECTION 5.02.     Successor Corporation Substituted............................................    74

                                             ARTICLE VI

                                        DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default............................................................    75
SECTION 6.02.     Acceleration.................................................................    77
SECTION 6.03.     Other Remedies...............................................................    78
SECTION 6.04.     Waiver of Past Defaults......................................................    78
SECTION 6.05.     Control by Majority..........................................................    78
SECTION 6.06.     Limitation on Suits..........................................................    78
SECTION 6.07.     Rights of Holders of Notes to Receive Payment................................    79
SECTION 6.08.     Collection Suit by Trustee...................................................    79
SECTION 6.09.     Trustee May File Proofs of Claim.............................................    79
SECTION 6.10.     Priorities...................................................................    80

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
SECTION 6.11.     Undertaking for Costs........................................................    80

                                             ARTICLE VII

                                               TRUSTEE

SECTION 7.01.     Duties of Trustee............................................................    81
SECTION 7.02.     Rights of Trustee............................................................    82
SECTION 7.03.     Individual Rights of Trustee.................................................    83
SECTION 7.04.     Trustee's Disclaimer.........................................................    83
SECTION 7.05.     Notice of Defaults...........................................................    83
SECTION 7.06.     Reports by Trustee to Holders of the Notes...................................    84
SECTION 7.07.     Compensation and Indemnity...................................................    84
SECTION 7.08.     Replacement of Trustee.......................................................    85
SECTION 7.09.     Successor Trustee by Merger, Etc.............................................    86
SECTION 7.10.     Eligibility; Disqualification................................................    86
SECTION 7.11.     Preferential Collection of Claims Against Company............................    86

                                            ARTICLE VIII

                               SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.     Satisfaction and Discharge of Indenture......................................    86
SECTION 8.02.     Application of Trust Money...................................................    88
SECTION 8.03.     Option to Effect Legal Defeasance or Covenant Defeasance.....................    88
SECTION 8.04.     Legal Defeasance and Discharge...............................................    88
SECTION 8.05.     Covenant Defeasance..........................................................    89
SECTION 8.06.     Conditions to Legal or Covenant Defeasance...................................    89
SECTION 8.07.     Deposited Money and Government Securities to be Held in Trust;
                  Other Miscellaneous Provisions...............................................    90
SECTION 8.08.     Repayment to Company.........................................................    91
SECTION 8.09.     Reinstatement................................................................    91

                                             ARTICLE IX

                                  AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     Without Consent of Holders of Notes..........................................    92
SECTION 9.02.     With Consent of Holders of Notes.............................................    93
SECTION 9.03.     Compliance with Trust Indenture Act..........................................    94
SECTION 9.04.     Revocation and Effect of Consents............................................    94
SECTION 9.05.     Notation on or Exchange of Notes.............................................    95
SECTION 9.06.     Trustee to Sign Amendments, Etc..............................................    95

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
                                              ARTICLE X

                                       COLLATERAL AND sECURITY

SECTION 10.01.    Security Documents...........................................................    95
SECTION 10.02.    Further Assurances...........................................................    96
SECTION 10.03.    Collateral Agent.............................................................    97
SECTION 10.04.    Security Documents and Guarantee.............................................    98
SECTION 10.05.    Regulatory and Governmental Approvals........................................    98
SECTION 10.06.    Release of Collateral Agent's Lien...........................................    99
SECTION 10.07.    Environmental Indemnity......................................................   100

                                             ARTICLE XI

                                      INTERCREDITOR PROVISIONS

                                RELATING TO QUALIFIED CREDIT FACILITY

SECTION 11.01.    Agreement Between the Collateral Agent and Credit Facility Agent.............   101
SECTION 11.02.    Disclaimer of Consensual Liens...............................................   102
SECTION 11.03.    Notice of Intent to Foreclose................................................   103
SECTION 11.04.    Consent to License to Use Intellectual Property; Access to Information;
                  Access to Real Property to Process and Sell Inventory........................   104
SECTION 11.05.    Complete Agreement...........................................................   107
SECTION 11.06.    No Subrogation, Marshalling or Duty..........................................   107
SECTION 11.07.    Limitation on Certain Relief, Defenses and Damage Claims.....................   107
SECTION 11.08.    Amendment; Waiver............................................................   108
SECTION 11.09.    Enforcement..................................................................   108
SECTION 11.10.    Relative Rights..............................................................   109

                                             ARTICLE XII

                                         COLLATERAL SHARING

SECTION 12.01.    Equal and Ratable Lien Sharing by Holders of Notes and Holders of
                  Term Loans...................................................................   110
SECTION 12.02.    Enforcement..................................................................   110
SECTION 12.03.    Amendment....................................................................   110

                                            ARTICLE XIII

                                             GUARANTEES

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
SECTION 13.01.    Subsidiary Guarantees........................................................   111
SECTION 13.02.    Execution and Delivery of Additional Subsidiary Guarantee or
                  Supplemental Indenture; Notation of Subsidiary Guarantee.....................   114
SECTION 13.03.    Guarantors May Consolidate, Etc., on Certain Terms...........................   115
SECTION 13.04.    Releases.....................................................................   116
SECTION 13.05.    Limitation on Guarantor Liability; Contribution..............................   117
SECTION 13.06.    Trustee to Include Paying Agent..............................................   118

                                             ARTICLE XIV

                                            MISCELLANEOUS

SECTION 14.01.    Trust Indenture Act Controls.................................................   118
SECTION 14.02.    Notices......................................................................   118
SECTION 14.03.    Communication by Holders of Notes with Other Holders of Notes................   119
SECTION 14.04.    Certificate and Opinion as to Conditions Precedent...........................   120
SECTION 14.05.    Statements Required in Certificate or Opinion................................   120
SECTION 14.06.    Rules by Trustee and Agents..................................................   120
SECTION 14.07.    No Personal Liability of Directors, Officers, Employees and
                  Stockholders.................................................................   120
SECTION 14.08.    Governing Law................................................................   121
SECTION 14.09.    No Adverse Interpretation of Other Agreements................................   121
SECTION 14.10.    Successors...................................................................   121
SECTION 14.11.    Severability.................................................................   121
SECTION 14.12.    Counterpart Originals........................................................   121
SECTION 14.13.    Table of Contents, Headings, Etc.............................................   121

EXHIBIT A         Form of Note.................................................................   A-1
EXHIBIT B         Form of Certificate of Transfer..............................................   B-1
EXHIBIT C         Form of Certificate of Exchange..............................................   C-1
EXHIBIT D         Form of Certificate from Acquiring Institutional Accredited Investor.........   D-1
EXHIBIT E         Form of Supplemental Indenture - Additional Subsidiary Guarantees............   E-1
EXHIBIT F         Registration Rights Agreement................................................   F-1
EXHIBIT G         Form of Mortgage.............................................................   G-1

                             CROSS-REFERENCE TABLE

Trust Indenture
Act Section                                                                     Indenture Section
310     (a)(1)  ............................................................          7.10
        (a)(2)  ............................................................          7.10
        (a)(3)  ............................................................          N.A.
        (a)(4)  ............................................................          N.A.
        (a)(5)  ............................................................          7.10
        (b)  ...............................................................          7.10
        (c)  ...............................................................          N.A.
311     (a)  ...............................................................          7.11
        (b)  ...............................................................          7.11
        (c)  ...............................................................          N.A.
312     (a)  ...............................................................          2.05
        (b)  ...............................................................          14.03
        (c)  ...............................................................          14.03
313     (a)  ...............................................................          7.06
        (b)(2)  ............................................................          7.06, 7.07
        (c)  ...............................................................          7.06, 14.02
        (d)  ...............................................................          7.06
314     (a)  ...............................................................          4.03
        (a)(4)  ............................................................          14.04
        (c)(1)  ............................................................          N.A.
        (c)(2)  ............................................................          N.A.
        (c)(3)  ............................................................          N.A.
        (e)  ...............................................................          14.05
        (f)   ..............................................................          N.A.
315     (a)  ...............................................................          7.01
        (b)  ...............................................................          7.05
        (c)  ...............................................................          7.01
        (d)  ...............................................................          7.01
        (e)  ...............................................................          6.11
316     (a)(last sentence)  ................................................          2.09
        (a)(1)(A)  .........................................................          6.05
        (a)(1)(B)  .........................................................          6.04
        (a)(2)  ............................................................          N.A.
        (b)  ...............................................................          6.07
        (c)  ...............................................................          2.12
317     (a)(1)  ............................................................          6.09
        (a)(2)  ............................................................          6.09
        (b)  ...............................................................          2.04
318     (a)  ...............................................................          14.01
        (b)  ...............................................................          14.01
        (c)  ...............................................................          14.01

N.A. means not applicable.

------------------

         This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of April 17, 2003 among Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of
(i) the 8% Senior Secured Notes due 2008 (the "Initial Notes") and (ii) if and when issued, each series of the 8% Senior Secured Notes due 2008 issued in exchange for any Initial Notes in an Exchange Offer or upon transfer pursuant to a Shelf Registration Statement (the "Exchange Notes" and, together with the Initial Notes, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

         "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in each case, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

         "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under such Subsidiary Guarantee), excluding debt in respect of such Subsidiary Guarantee, as they become absolute and matured.

         "Administrative Agent" means Goldman Sachs Credit Partners L.P., as administrative agent under the Term Loan Agreement, together with its successors in such capacity.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.11 hereof and the use of the term "Affiliates" thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

         "Agent" means any Registrar, Paying Agent or Authenticating Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to the Company or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 hereof and not by the provisions in Section 4.10 hereof); and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $5,000,000 or (b) for Net Proceeds in excess of $5,000,000; provided that the following will not be deemed to be Asset Sales: (1) any transfer, conveyance, sale, lease or other disposition of Credit Facility Collateral; (2) any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business; (3) (A) any disposition of assets (other than Collateral) in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments") and (B) any disposition of assets constituting Collateral in trade or exchange for assets constituting Refinery Assets of comparable Fair Market Value; provided that, in each such case (x) except for trades or exchanges of oil and gas properties and interests therein for other oil and gas properties and interests therein, if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35,000,000, the Company shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by the Company and the Restricted Subsidiaries in such trade or exchange have a fair market value of at least the fair market value of the assets so disposed, (y) any cash or Cash Equivalents received by the Company or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in Section 4.10 hereof and (z) in the case of clause (B) above, the Collateral Agent shall concurrently be granted a perfected first priority security interest (subject to Permitted Prior Liens) in such Refinery Assets (other than assets constituting Credit Facility Collateral) as additional Collateral under the Security Documents to secure the Secured Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's request, customary Officers' Certificates and legal opinions); (4) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company; (5) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company; (6)
(A) a Permitted Investment or (B) a Restricted Payment that is permitted by
Section 4.07 hereof; (7) the trade, sale or exchange of Cash Equivalents; (8) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business; (9) the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein; (10) any lease of assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary of the Company is the lessor and the lessee has no option to purchase such assets for less than Fair Market Value at any time the right to acquire such asset occurs; (11) the disposition of assets received in settlement of debts accrued in the ordinary course of business; (12) the creation or perfection of a Lien on any properties or assets (or any income or profit therefrom) of the Company or any of its Restricted Subsidiaries that is not prohibited by any provision hereof; (13) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and (14) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

         "Associated Leased Terminals" shall have the meaning provided in the definition of "Collateral."

         "Bankruptcy Code" means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Borrowing Base" means, as of any date, an amount equal to:

         (1) 85% of the face amount of all accounts receivable owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

         (2) 80% of the book value (before any reduction from current cost to LIFO cost) of all inventory owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

         (3) 100% of the cash and Cash Equivalents owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

         "Business Day" means any day other than a Legal Holiday.

         "Calculation Date" shall have the meaning provided in the definition of "Fixed Charge Coverage Ratio."

         "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P with maturities of not more than one year from the date of acquisition.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions hereof) unless immediately following such sale, lease, exchange or other transfer in compliance with this Indenture such assets are owned, directly or indirectly, by the Company or a Subsidiary of the Company; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of Voting Securities of the Company by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Company's then outstanding voting securities entitled to vote on a regular basis for the board of directors of the Company, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders (or members, as applicable) of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Collateral" means:

         (1) the real property, fixtures and equipment comprising or used or useful for or in connection with the six refineries and connected terminal assets owned on the Issue Date by Domestic Subsidiaries and located in or near Martinez, California, Anacortes, Washington, Kenai, Alaska, Kapolei, Hawaii, Mandan, North Dakota, and Salt Lake City, Utah (the "Existing Refineries");

         (2) the real property, fixtures and equipment comprising or used or useful for or in connection with the two terminals owned on the Issue Date by a Domestic Subsidiary and located in Burley, Idaho and Boise, Idaho (the "Owned Terminals");

         (3) (a) all real property, fixtures or equipment acquired at any time after the Issue Date by the Company or any Guarantor (i) located on, or contiguous to or connected with and in reasonable proximity to, any of the Existing Refineries or Owned Terminals and (ii) necessary, used or useful for or in connection with the ownership, expansion, operation, use or maintenance of any of the Existing Refineries or Owned Terminals and (b) any owned or acquired interest in leases or contracts with governmental authorities, where such leases or contracts are in real estate in navigable waters contiguous to or connected with and in reasonable proximity to any of the Existing Refineries or Owned Terminals;

         (4) all fixtures and equipment at any time owned or acquired by the Company or any Domestic Subsidiary comprising or acquired for use with (a) the pipelines serving and connected to the Existing Refineries on the Issue Date, which are a 71-mile pipeline from the Kenai refinery to Anchorage, Alaska, a 24-mile pipeline from Swanson River Field to the Kenai refinery, a 23-mile pipeline system connected to the Kapolei refinery and a 700-mile pipeline system in North Dakota and Montana, or (b) any other pipeline acquired at any time after the Issue Date by the Company or any Domestic Subsidiary to serve and that is connected to any of the Existing Refineries (collectively, the "Pipelines");

         (5) (i) all outstanding Capital Stock of each of Tesoro Alaska Pipeline Company, Kenai Pipe Line Company, and each additional Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company), (ii) all intercompany Indebtedness owed by any Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company) at any time owned or acquired by the Company or any Domestic Subsidiary, and (iii) 66-2/3% of all outstanding Capital Stock of, and 66-2/3% of all intercompany Indebtedness owed by, Tesoro High Plains Pipeline Company, in each case, at any time owned or acquired by the Company or any Domestic Subsidiary;

         (6) all fixtures and equipment at any time owned or acquired by the Company or any Guarantor located at any of the terminals or any other facilities at which any inventory is stored or distributed that are leased by the Company or any Guarantor and that are necessary for or used in connection with the operation, use or maintenance of any of the Existing Refineries (the "Associated Leased Terminals") or the transportation of any inventory to or from any Existing Refinery, Owned Terminal or Associated Leased Terminal;

         (7) all general intangibles (including patents, copyrights, trade secrets and other intellectual property, whether owned or licensed, customer and supplier contracts, drawings, plans, books and records, employment, consulting, operating, maintenance or services agreements and other contractual rights, public and private licenses, permits, franchises, powers, authorities, pollution or environmental credits and allowances, goodwill and other intangible property of every type or description) at any time owned or acquired by the Company or any Guarantor necessary, used or useful for or in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any of the Existing Refineries, the Owned Terminals, the Associated Leased Terminals or the Pipelines;

         (8) all rights to payment at any time owned or acquired by the Company or any Subsidiary of the Company constituting (a) intercompany Indebtedness resulting from the declaration of a dividend or a debt distribution on account of Capital Stock of a Subsidiary of the Company or a redemption, reclassification or recapitalization of the Capital Stock of any such Subsidiary and (b) intercompany Indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for the Company or any Subsidiary of the Company as an intercompany loan to the Company or any such Subsidiary (other than the funding of proceeds of any extension of credit or borrowing under a Credit Facility), in each case, whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments (collectively, the "Specified Intercompany Debt");

         (9) each Asset Sale Proceeds Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Sale of Collateral or other disposition of Collateral are invested or upon which the Collateral Agent is at any time granted, or required to be granted, a Lien to secure the Secured Obligations as set forth in Section 4.10 or in clause (3) of the proviso in the definition of "Asset Sale"; and

         (10)     all proceeds of any of the foregoing;

provided, that the Collateral will not at any time include any property that is, at such time, an Excluded Asset.

         "Collateral Agency Agreement" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement, dated the Issue Date, executed and delivered by the Company, the Guarantors and the Collateral Agent on customary terms reasonably satisfactory to the Trustee and the Administrative Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

         "Collateral Agent" means Wilmington Trust Company, in its capacity as collateral agent under the Collateral Agency Agreement, together with its successors in such capacity.

         "Collateral Agent's Lien" means a Lien granted to the Collateral Agent as security for Secured Obligations.

         "Commodity Hedging Agreements" means agreements or arrangements designed to protect such Person against fluctuations in the price of (i) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products;
(ii) electricity and other sources of energy or power used in the Company's refining or processing operations; or (iii) any other commodity; in each case, in connection with the conduct of its business and not for speculative purposes.

         "Commodity Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

         "Company" means the Person named as the "Company" in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the term "Company" shall mean such successor Person and each successive successor Person.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; and
(v) any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedown had not occurred.

         "Control Agreement" means a control agreement relating to any Asset Sale Proceeds Account, by and among the applicable Obligor, the Collateral Agent and the Depository Agent, substantially in the form of Exhibit B to the Security Agreement and otherwise with such changes as are reasonably satisfactory to the Collateral Agent.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" means, with respect to the Company or any Restricted Subsidiary of the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount) in whole or in part from time to time.

         "Credit Facility Agent" means, at any time in respect of any Qualified Credit Facility, the administrative agent, collateral agent or collateral trustee for holders of Obligations under such Qualified Credit Facility that holds the Liens securing such Obligations.

         "Credit Facility Collateral" means, at any time in respect of any Credit Facility:

                  (1) all now owned and hereafter acquired inventory (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction), all documents (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction) related thereto and all rights under any existing or future policy of property loss or casualty insurance on such inventory;

                  (2) all now owned and hereafter acquired rights to payment from inventory sold or leased and services rendered (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, each as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and whether or not such rights to payment constitute Indebtedness or conform to the underlying contract), together with (i) all rights in and to any merchandise or goods which such rights to payment may represent, whether as returned or repossessed goods or otherwise; and (ii) all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment;

                  (3) all now owned and hereafter acquired money, deposit accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction) and deposits therein and Cash Equivalents (whether held directly or in securities accounts (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction)), except (i) the Asset Sale Proceeds Account and deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral;

                  (4) all now owned and hereafter acquired rights to payment constituting intercompany debt obligations (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, and whether or not such rights to payment constitute Indebtedness), together with all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment; provided, however, that such intercompany debt obligations shall not include (x) Specified Intercompany Debt, (y) any Liens, letters of credit, insurance, guarantees and other obligations securing or supporting Specified Intercompany Debt or (z) any cash or non-cash proceeds of Specified Intercompany Debt;

                  (5) all now owned and hereafter acquired rights under contracts and other general intangibles, but only to the extent necessary, used or useful in (i) the collection, sale or other disposition of the rights to payment described in clause (2) above or (ii) the processing, shipment (including any rights of stoppage in transit), offtake, storage, completion, supply, lease, sale or other disposition (collectively, "Inventory Disposition Actions") of inventory which is owned or has been sold as of the date of any such Inventory Disposition Action; and

                  (6) all cash and non-cash proceeds (as defined in Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction) of the foregoing.

         "Credit Facility Liens" means Liens securing the Credit Facility Obligations.

         "Credit Facility Obligations" means Indebtedness under a Credit Facility permitted to be incurred under clauses (i) or (xii) of the definition of "Permitted Debt" and other Obligations (not constituting Indebtedness) under such Credit Facility (which may, but need not, include Hedging Obligations and obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Credit Facility or any of its Affiliates).

         "Custodian" means any receiver, trustee, assignee, liquidator, sequester or similar official under the Bankruptcy Code.

         "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Depositary Agent" means a commercial bank designated by the Company and reasonably satisfactory to the Collateral Agent, in its capacity as depositary agent under the Collateral Agency Agreement, together with its successors in such capacity.

         "Designated Proceeds" means the amount of net cash proceeds received by the Company from each issuance or sale since the Issue Date of mandatorily convertible preferred stock of the Company (other than Disqualified Stock), that at the time of such issuance was designated by the Company as "Designated Proceeds" pursuant to an Officer's Certificate delivered to the Trustee; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of the Company, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (x) of the second paragraph of Section 4.07 hereof will no longer be considered to be Designated Proceeds.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Restricted Subsidiaries or any Facility.

         "Equally and Ratably" means, in reference to sharing of any Liens or proceeds thereof as between the holders of Note Obligations, on the one hand, and Term Loan Obligations, on the other hand, that such Liens or proceeds:

         (1) shall be allocated and distributed first to the Trustee for account of the Holders of Notes, on the one hand, and to the Administrative Agent for the account of holders of the Term Loans, on the other hand, ratably in proportion to the principal of and interest and premium (if any) outstanding on the Notes when the allocation or distribution is made, on the one hand, and the principal of and interest (including special interest) and premium (if any) outstanding on the Term Loans when the allocation or distribution is made, on the other hand; and thereafter

         (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest (including special interest) and premium on the Notes and the Term

Loans) to the Trustee for account of the holders of any remaining Note Obligations, on the one hand, and to the Administrative Agent for account of the holders of any remaining Term Loan Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the Trustee, the Administrative Agent and the Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Term Loan Obligations due and demanded (with written notice to the Trustee, the Administrative Agent and the Collateral Agent) prior to the date such distribution is made, on the other hand.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public or private sale of Capital Stock of the Company (other than sales made to any Restricted Subsidiary of the Company and sales of Disqualified Stock) made for cash after the Issue Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "Euroclear" means Euroclear Bank S.A./N.V.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" has the meaning set forth in the preamble of this Indenture.

         "Exchange Offer" has the meaning set forth in a corresponding Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in a corresponding Registration Rights Agreement.

         "Excluded Assets" means:

         (1)      Credit Facility Collateral;

         (2) any lease of premises used only as office space or to warehouse inventory;

         (3) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another;

         (4) the fixtures and equipment of any pipeline and the Capital Stock of Tesoro High Plains Pipeline Company if, to the extent that and for as long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment or such Capital Stock, respectively, is prohibited or a security interest in such fixtures and equipment or such Capital Stock, respectively, may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, however, that (a) such fixtures and equipment or such Capital Stock, respectively, will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses
(i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as the such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval; and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures, equipment or Capital Stock that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents;

         (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as
(i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy
Code) or principles of equity; provided, however, that (a) such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, interest, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents;

         (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as the grant of a security interest therein (i) requires a third party consent or
(ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed; provided, however, that such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement;

         (7)      all trademarks;

         (8)      the Marine Services Business;

         (9)      the Retail Properties; and

         (10) (a) other property in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code and (b) without duplication, motor vehicles, that have, in the aggregate for all such property and motor vehicles, a fair market value (as determined in good faith by the Company) not exceeding $10,000,000.

          "Existing Indebtedness" means the aggregate Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Issue Date.

         "Existing Refineries" shall have the meaning provided in the definition of "Collateral."

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

         "Fair Market Value" means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Company or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

         "Financial Hedging Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

         "Financial Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above: (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of "Consolidated Net Income"; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and (iv) the product of: (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Notes (which may be either Restricted Global Notes or Unrestricted Global Notes) issued or issuable in the global form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(iv) or 2.06(f) hereof.

         "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

         "Guarantors" means:

         (i) each of Digicomp Inc., Far East Maritime Company, Gold Star Maritime Company, Kenai Pipe Line Company, Smiley's Super Service, Inc., Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Financial Services Holding Company, Tesoro Gas Resources Company, Inc., Tesoro Hawaii Corporation, Tesoro High Plains Pipeline Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Maritime Company, Tesoro Northstore Company, Tesoro Petroleum Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Technology Company, Tesoro Trading Company, Tesoro Vostok Company, Tesoro Wasatch, LLC and Victory Finance Company,

         (ii) each of the Company's Restricted Subsidiaries that becomes a guarantor of the Notes pursuant to Section 4.17 or Section 13.02 hereof; and

         (iii) each of the Company's Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedging Obligations" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to zero dollars.

         "Immaterial Subsidiary" means any Domestic Subsidiary for so long as:

         (1) such Domestic Subsidiary has total assets with a fair market value (as determined by the Company in good faith) of less than $1,000,000;

         (2) such Domestic Subsidiary has total revenues for each of its annual fiscal periods ending after the Issue Date of less than $1,000,000; and

         (3) such Domestic Subsidiary has not guaranteed or otherwise provided direct or indirect credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments; (ii) reimbursement obligations of such Person for letters of credit or banker's acceptances; (iii) Capital Lease Obligations of such Person; (iv) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (v) Hedging Obligations, in each case of the foregoing clauses (i) through (v) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker's acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes: (A) obligations or indebtedness of others of the type referred to in the foregoing clauses (i) through (v) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person's obligation or indebtedness or the Fair Market Value of such asset; and (B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (i) through (v), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on Environmental Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Restricted Subsidiaries.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates; provided, that providing accounting, appraisal or investment banking services to the Company or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the Company or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" has the meaning set forth in the preamble of this Indenture.

         "Initial Purchaser" has the meaning set forth in the respective Purchase Agreement.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Intercreditor Agreement" means any agreement at any time entered into between the Collateral Agent and a Credit Facility Agent pursuant to Section 11.01(e), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

         "Inventory Disposition Actions" shall have the meaning provided in the definition of "Credit Facility Collateral."

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of
Section 4.07 hereof.

         "Issue Date" means the first date on which the Notes are issued, authenticated and delivered under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of Initial Notes for use by such Holders in connection with an Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Marine Services Business" means (1) all assets involved in the marketing and distribution of petroleum products and provision of logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico, including, without limitation, the 15 terminals located on the Texas and Louisiana coast and all related tugboats, barges and trucks, provided that such assets are owned by either entity referred to in clauses (2) or (3) of this definition and such assets are located on or near either the Texas or Louisiana coast, (2) the Capital Stock of Tesoro Marine Services Holding Company and (3) the membership interests of Tesoro Marine Services, LLC; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

         "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

         "Mortgages" means a mortgage substantially in the form of Exhibit G hereto.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale) and any relocation expenses incurred as a result thereof, and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and
(v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Net Sale Consideration" means the aggregate cash proceeds, Cash Equivalents and other consideration received by the Company or any of its Restricted Subsidiaries in respect of any Sale of Collateral, net of (i) the direct costs relating to such Sale of Collateral (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Sale of Collateral and (iv) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Sale of Collateral.

         "Non-Recourse Indebtedness" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) the incurrence of which will not result in any recourse against any of the assets of the Company or its Restricted Subsidiaries; and (iii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Non-U.S. Person" means a person who is not a U.S. Person.

         "Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

         "Note Documents" means this Indenture, the Notes, the Exchange Notes, the Subsidiary Guarantees and the Security Documents.

         "Note Obligations" means the Notes (including all additional Notes and all Exchange Notes therefor), the Subsidiary Guarantees and all other Obligations of any Obligor under the Note Documents.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, premium (if any), interest (including Special Interest, if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Special Interest), guarantees (including the Subsidiary Guarantees, as applicable) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

         "Obligor" means the Company, the Guarantors and each other Subsidiary of the Company that has granted the Collateral Agent a Lien upon any of the Collateral as security for any Secured Obligation.

         "Offering" means the offering of the Original Notes by the Company on the Issue Date.

         "Offering Circular" means (i) the Offering Circular of the Company dated April 7, 2003 with respect to the Offering, and (ii) any similar document of the Company dated subsequent to the Issue Date with respect to the offering of Initial Notes other than the Original Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 14.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Owned Terminals" shall have the meaning provided in the definition of "Collateral."

         "Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Participating Broker-Dealer" has the meaning set forth in a Registration Rights Agreement.

         "Permitted Business" means, with respect to the Company and its Restricted Subsidiaries, the businesses of (i) the acquisition, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the acquisition, gathering, treating, processing, storage, transportation of production from such interests or properties, (iii) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto, (iv) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith,
(v) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries, (vi) any business currently engaged in by the Company or its Restricted Subsidiaries and (vii) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

         "Permitted Debt" means (i) the incurrence by the Company or any Guarantor of additional Indebtedness and letter of credit reimbursement obligations under one or more Credit Facilities (with letter of credit reimbursement obligations being deemed to have a principal amount equal to the maximum potential liability of the Company or its Restricted Subsidiaries for reimbursement obligations thereunder) in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the greater of: (A) $700,000,000; or (B) the amount of the Borrowing Base as of the date of such incurrence; (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Original Notes, the Exchange Notes and the Subsidiary Guarantees, in each case, together with the related Note Obligations;
(iii) the incurrence by the Company and the Guarantors of Indebtedness under the Term Loan Agreement or represented by the Term Loans and the other Term Loan Obligations on the Issue Date in an aggregate principal amount not to exceed $200,000,000; (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness; (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness other than Indebtedness incurred pursuant to clause (i) above; (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company or any Guarantor is the obligor and a Restricted Subsidiary of the Company that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the Notes, (B) if such intercompany Indebtedness constitutes Specified Intercompany Debt, a perfected first priority security interest (subject to Permitted Prior Liens) is granted to the Collateral Agent in such intercompany Indebtedness and (C) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such

Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (vi); (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase price of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business (including, without limitation, oil and gas properties) of the Company or a Restricted Subsidiary of the Company or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes; (ix) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (x) the guarantee by the Company or any of the Guarantors of, or the grant by the Company or any of the Guarantors of Security Interests with respect to, Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by Section 4.09 hereof (other than pursuant to this clause (x); provided, that the guarantee of, or the grant of Security Interests with respect to, any Indebtedness of a Restricted Subsidiary of the Company that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary's status terminates in an amount equal to the maximum principal amount so guaranteed or liened against, for so long as, and to the extent that, such guarantee or security interest remains outstanding; (xi) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (xi); and (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $75,000,000.

         "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (d) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or (ii) a disposition of assets that do not constitute an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment received in settlement of debts, claims or disputes owed to the Company or any Restricted Subsidiary of the Company that arose out of transactions in the ordinary course of business;
(g) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person; (h) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (i) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20,000,000; (j) other Investments by the Company or any Restricted Subsidiary of the Company in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of $50,000,000; (k) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary of the Company permitted under clauses (vi) and (xi) of the definition of "Permitted Debt"; (l) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes; (m) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (i) and (ii) of the definition of "Permitted Business" excluding, however, investments in corporations; (n) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and (o) Investments pursuant to agreements and obligations of the Company and any Restricted Subsidiary in effect on the Issue Date.

         "Permitted Liens" means:

         (1) Liens on Credit Facility Collateral of the Company and any Guarantor (other than a Pipeline Subsidiary) securing the Credit Facility Obligations;

         (2) Liens created pursuant to the Security Documents securing, Equally and Ratably, the Notes and the Term Loans, having an aggregate principal amount at any one time outstanding not to exceed $725,000,000, together with all other Secured Obligations;

         (3) Liens (not securing Obligations under a Credit Facility) in favor of the Company or the Guarantors;

         (4) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vii) of the definition of "Permitted Debt" covering only the assets acquired with such Indebtedness;

         (5)      Liens existing on the Issue Date;

         (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

         (7)      Liens on the Marine Services Business;

         (8)      Liens on the Retail Properties;

         (9) carriers', warehousemen's, mechanics', materialmen's, repairman's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

         (10) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (11) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (12) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (13) any interest or title of a lessor under any lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

         (14) any Lien securing Indebtedness, neither assumed nor guaranteed by the Company or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (14) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by the Company or any of its Subsidiaries;

         (15)     inchoate Liens arising under ERISA;

         (16) any obligations or duties affecting any of the property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

         (17) defects, irregularities and deficiencies in title of any rights of way or other property of the Company or any of its Subsidiaries which, in the aggregate, do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by the Company or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of the Company or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

         (18) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;

         (19) Liens on cash or cash equivalents to secure obligations of the Company and its Subsidiaries in respect of Commodity Hedging Agreements and Financial Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances; and

         (20) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding.

         "Permitted Prior Liens" means (a) Liens described in clauses (4), (5),
(12), (13), (17) or (18) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);
(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is secured, the Liens securing such Permitted Refinancing Indebtedness (a) are not materially less favorable to the Holders of the Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pipelines" shall have the meaning provided in the definition of "Collateral."

         "Pipeline Subsidiary" means (i) each of Kenai Pipe Line Company, Tesoro Alaska Pipeline Company and Tesoro High Plains Pipeline Company, and (ii) each other Restricted Subsidiary of the Company which acquires any of the Pipelines after the Issue Date.

         "preferred stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Purchase Agreement" means (i) the Purchase Agreement dated April 7, 2003 among the Company, the Guarantors and Goldman, Sachs & Co., as representative of the several Initial Purchasers relating to the Offering, and
(ii) any similar agreement dated subsequent to the Issue Date among the Company, the Guarantors and each Initial Purchaser relating to the offering of

Initial Notes other than the Original Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Credit Facility" means the Senior Credit Facility or any other Credit Facility:

                  (1) which is governed by an agreement that provides for the benefit of the Holders of the Notes, the Trustee, the Collateral Agent, the holders of the Term Loans and the Administrative Agent, as third party beneficiaries thereof, unless and until the Notes and Term Loans are paid in full and the Collateral Agent's Liens are released, that:

                           (a) the Credit Facility Agent shall be bound by and shall perform each of the obligations of the Credit Facility Agent as set forth in Article XI of this Indenture and

                           (b) neither the Credit Facility Agent nor any lender or other holder of Credit Facility Obligations will ever accept, enforce or claim or retain any benefit of (i) any guarantee of any Credit Facility Obligation from any subsidiary that was a Pipeline Subsidiary on the date of such agreement, (ii) any Lien upon any assets of any such Pipeline Subsidiary as security for any Credit Facility Obligations or
                  (iii) any consensual security interest in any Capital Stock of any Subsidiary of the Company; and

                  (2) in respect of which such Credit Facility Agent has delivered to the Trustee, the Administrative Agent and the Collateral
         Agent:

                           (a) written notice (that has not been withdrawn by such agent or representative) certifying that such Credit Facility is a Qualified Credit Facility and that such Credit Facility Agent is bound by and will perform the obligations of the Credit Facility Agent set forth in Article XI of this Indenture; and

                           (b)      if any other Credit Facility Agent
                  previously delivered such notice and certification in respect of any predecessor Credit Facility, an instrument reasonably satisfactory to the Collateral Agent signed by such previous Credit Facility Agent withdrawing the previous notice and certification and forever renouncing and discharging all rights and benefits under this Indenture that otherwise would have been enforceable by such previous Credit Facility Agent or the holders of Obligations under such previous Credit Facility, in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time.

         "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

         "Refinery Assets" means property, plant and equipment used or to be used in the business of gathering, wholesale marketing, refining, distilling, wholesale distributing, terminalling, treating, processing, storing or transporting oil, gas or other hydrocarbons or related products, and other assets that are reasonably related thereto.

         "Registration Rights Agreement" means (i) the Exchange and Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the other parties named on the signature pages thereof relating to the Original Notes, attached hereto as Exhibit F, and (ii) any similar agreement that the Company and other parties may enter into in relation to any other Initial Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Representative" means the administrative agent under the Senior Credit Facility or its successor thereunder.

         "Responsible Officer", when used with respect to the Trustee, means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or secretary within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as set forth in Regulation S.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of the Company shall be Restricted Subsidiaries.

         "Retail Properties" means all assets directly related to the retail sale of gasoline and diesel fuel in retail markets in the mid-continental and western United States (including Alaska and Hawaii), including, without limitation, all related gas stations, convenience stores, merchandise items, tow trucks, auto maintenance facilities, oil change facilities, and car washes;

provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 144A Global Note" means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

         "Sale of Collateral" means any Asset Sale to the extent involving assets, rights or other property that constitutes Collateral under the Security Documents.

         "SEC" means the Securities and Exchange Commission.

         "Secured Obligations" means, collectively, the Note Obligations and the Term Loan Obligations.

         "Security Agreement" means the Pledge and Security Agreement dated the Issue Date among the Company, the Guarantors and the Collateral Agent.

         "Security Documents" means the Collateral Agency Agreement, the Security Agreement, the Control Agreement, mortgages or deeds of trust covering real property, and all other grants or transfers for security, instruments, documents and agreements delivered by any Obligor pursuant to this Indenture, the other Note Documents, the Term Loan Agreement or the other Term Loan Documents in order to grant to the Collateral Agent, Equally and Ratably, for the benefit of the holders of Secured Obligations, a Lien on any Collateral as security for the Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Credit Facility" means those certain senior secured credit facilities of the Company available pursuant to the Credit Agreement, by and among the Company, Bank One, NA, as Administrative Agent, Banc One Capital Markets, Inc., as Sole Lead Arranger and Sole Bookrunner, Goldman Credit Partners L.P., as Syndication Agent, and certain other financial institutions from time to time parties thereto, as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time and any agreements (and related documents) governing Indebtedness incurred to refund or refinance credit extensions and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility, whether by the same or any other lender or group of lenders. The Company shall promptly notify the Trustee of any such refunding or refinancing of the existing Senior Credit Facility.

         "Shelf Registration Statement" has the meaning set forth in a corresponding Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Special Interest" means all special interest then owing pursuant to
Section 5 of the Registration Rights Agreement.

         "Specified Intercompany Debt" shall have the meaning provided in the definition of "Collateral."

         "Stated Maturity" means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

         "Subsidiary Guarantee" means the guarantee of the Notes (including any Exchange Notes) by each of the Guarantors pursuant to Article XIII hereof and, if applicable, in the related form of guarantee notation endorsed on the form of Note attached hereto as Exhibit A and any additional guarantee of the Notes (including any Exchange Notes) to be executed by any Restricted Subsidiary of the Company pursuant to Section 4.17 or Section 13.02.

         "Term Loan Agreement" means that certain Credit and Guaranty Agreement dated the Issue Date among the Company, the Guarantors and the Administrative Agent, relating to $200,000,000 in aggregate principal amount of Term Loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "Term Loan Documents" means the Term Loan Agreement, the Term Loan Notes and the Security Documents.

         "Term Loan Obligations" means the Term Loans (including additional Term Loans), the related guarantees and all other Obligations of any Obligor under the Term Loan Documents.

         "Term Loans" means the principal of and interest and premium (if any) on Indebtedness of the Company incurred under the Term Loan Agreement.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture iS qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an Officers' Certificate delivered to the Trustee and (ii) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary. The Board of Directors may designate any Subsidiary of the Company to become an Unrestricted Subsidiary if it (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Persons to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) does not own any Capital Stock of or own or hold any Lien on any property of, the Company or any Restricted Subsidiary of the Company; and (f) would constitute an Investment which the Company could make in compliance with Section 4.07. Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted

Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

         "U.S." means the United States of America.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.     Other Definitions.

                                                                                      DEFINED IN
                                 TERM                                                  SECTION
------------------------------------------------------------------------------------------------
"Affiliate Transaction".......................................................           4.11
"Asset Sale Offer"............................................................           3.09
"Asset Sale Proceeds Account".................................................           4.10
"Change of Control Offer".....................................................           4.15
"Change of Control Payment"...................................................           4.15
"Change of Control Payment Date"..............................................           4.15
"Collateral Proceeds Offer" ..................................................           4.10
"Covenant Defeasance".........................................................           8.03
"DTC".........................................................................           2.03
"Event of Default"............................................................           6.01
"Excess Asset Sale Proceeds"..................................................           4.10
"Excess Proceeds from the Sale of Collateral" ................................           4.10
"Funding Guarantor"...........................................................          13.05
"incur".......................................................................           4.09
"Indemnitee"..................................................................          10.07
"Joinder Agreement"...........................................................           4.17
"Legal Defeasance"............................................................           8.02
"Offer Amount"................................................................           3.09
"Offer Period"................................................................           3.09
"Original Notes"..............................................................           2.02
"Paying Agent"................................................................           2.03
"Payment Default".............................................................           6.01
"Permitted Debt"..............................................................           4.09
"Processing and Sale Period"..................................................          11.04
"Purchase Date"...............................................................           3.09

                                                                                      DEFINED IN
                                 TERM                                                  SECTION
------------------------------------------------------------------------------------------------
"Registrar"...................................................................           2.03
"Restricted Payments".........................................................           4.07
"Suspended Covenants" ........................................................           4.19

SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive, and "including" means "including without limitation," "including but not limited to" or words of similar import;

         (4) the word "will" shall be construed to have the same meaning and effect as the word "shall;"

         (5) words in the singular include the plural, and in the plural include the singular;

         (6) provisions apply to successive events and transactions;

         (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

         (8) references to "Sections," "clauses," "Articles," "Exhibits" and "Schedules" shall be to Sections, clauses, Articles, Exhibits and Schedules, repectively, of this Indenture unless otherwise specifically provided;

         (9) the use in this Indenture of the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof; and

         (10) this Indenture, the other Note Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Indenture, the other Note Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Indenture or the other Note Documents and instruments and documents entered into and delivered in connection therewith.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01.     Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. Subject to Section 4.17 and 13.02 hereof, the Notes may bear notations of Subsidiary Guarantees.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note or any notation of Subsidiary Guarantees thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by members of, or Participants, in DTC through Euroclear or Clearstream.

SECTION 2.02.     Execution and Authentication.

         One Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) the Initial Notes for original issue on the Issue Date in the aggregate principal amount of $375,000,000 (the "Original Notes"), (ii) additional Initial Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Company described in this sentence (such Notes, together with the Original Notes, the "Initial Notes"); provided that the issuance of such additional Initial Notes shall be subject to Section 4.09 and (iii) any Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon a written order of the Company signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Initial Notes or Exchange Notes and (c) the amount of Notes to be issued in global form or definitive form. The aggregate principal amount of Notes and Term Loans outstanding at any time may not exceed $725,000,000, except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.     Registrar and Paying Agent.

         The Company shall maintain an office or agency within the City and State of New York where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The

Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.04.     Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or Special Interest, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or an Affiliate of the Company (including any Subsidiary) acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall provide to a Responsible Officer of the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.     Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.

                           (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                                    (A) if the transferee will take delivery in
                  the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item
                  (1) thereof;

                                    (B) if the transferee will take delivery in
                  the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item
                  (2) thereof; and

                                    (C) if the transferee will take delivery in
                  the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by (3) thereof, in each case, if applicable.

                           (iv)     Transfer and Exchange of Beneficial
         Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the corresponding Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not
                  (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) any such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the corresponding Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the corresponding Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

         (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof;

         (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

         (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                           (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

                                    (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

                                    (C) if such beneficial interest is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

                                    (D) if such beneficial interest is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

                                    (E) if such beneficial interest is being
                  transferred to an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case other than those listed in subparagraphs (B) through (D) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and any Opinion of Counsel required by Item (3) thereof, if applicable;

                                    (F) if such beneficial interest is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

                                    (G) if such beneficial interest is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the corresponding Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) any such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the corresponding Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the corresponding Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

         (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

         (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

         (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                           (iii) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon notice by the Registrar of satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                           (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the Holder of such Restricted
                  Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

                                    (B) if such Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

                                    (C) if such Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

                                    (D) if such Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

                                    (E) if such Definitive Note is being
                  transferred to an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case, other than those listed in subparagraphs (B) through (D) above, a certificate in the form of Exhibit B hereto, including certifications, certificates, and any Opinion of Counsel required by Item (3) thereof, if applicable;

                                    (F) if such Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

                                    (G) if such Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note and, in the case of subparagraph (B) above, the Rule 144A Global Note, and, in the case of subparagraph (C) above, the Regulation S Global Note.

                           (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the corresponding Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) any such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the corresponding Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the corresponding Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

         (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof;

         (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

         (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                           (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                           (iv) If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
         Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

                           (i)      Restricted Definitive Notes may be
         transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
                  Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

                                    (B) if the transfer will be made pursuant to
                  Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

                                    (C) if the transfer will be made pursuant to
                  any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

                           (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (A) such exchange or transfer is effected
                  pursuant to an Exchange Offer in accordance with the corresponding Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B) any such transfer is effected pursuant
                  to a Shelf Registration Statement in accordance with the corresponding Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                  Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the corresponding Registration Rights Agreement; or

                                    (D) the Registrar receives the following:

         (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item
(1)(b) thereof;

         (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

         (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                           (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

                  (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the corresponding Registration Rights Agreement, the Company shall issue and, upon receipt of (A) an authentication order in accordance with
Section 2.02 hereof and (B) an Opinion of Counsel opining as to the enforceability of the Exchange Notes and the guarantees thereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (1) broker-dealers, (2) Persons participating in the distribution of the Exchange Notes or (3) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in such Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer, unless the Holders of such Restricted Definitive Notes shall request the receipt of Definitive Notes, in which case the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Definitive Notes one or more Definitive Notes without the Private Placement Legend in the appropriate principal amount. Concurrent with the issuance of such Unrestricted Global

Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i)      Private Placement Legend.

                                    (A) Except as permitted by subparagraph (B)
                  below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ""SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                                    (B) Notwithstanding the foregoing, any
                  Global Note or Definitive Note issued pursuant to subparagraph
                  (b)(iv), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE

BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF TESORO PETROLEUM CORPORATION OR ANY SUCCESSOR THERETO."

         Additionally, for so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

"UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO TESORO PETROLEUM CORPORATION OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and exchanges, subject to Section 2.06, the Company shall execute and, upon the Company's written order, signed by one or more officers of the Company, the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar's request.

                           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10, 4.15 and 9.05 hereof).

                           (iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture and the Subsidiary Guarantees, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Company and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date or (D) to register the transfer of a Note other than in denominations of $1,000 or multiple integrals thereof.

                           (vi)     Prior to due presentment for the
         registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

                           (ix) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to whether any Person is or is not a Person described in clauses (1), (2) and (3) of each of Sections 2.06(b)(iv)(A), 2.06(c)(ii)(A), 2.06(d)(ii)(A),
         2.06(e)(ii)(A) and 2.06(f) hereof or under applicable law (other than the TIA) with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their respective expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

         Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest and Special Interest, if any, on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest and Special Interest, if any.

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

SECTION 2.09.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.     Temporary Notes.

         Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation other than as contemplated by an Exchange Offer.

SECTION 2.12.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.     CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchase, as the case may be, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase, as the case may be, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase, as the case may be, shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) that the redemption price will be deposited with the Trustee in immediately available funds no later than 10:00 a.m., New York City time, on the redemption date.

SECTION 3.02.     Selection of Notes to be Redeemed.

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

SECTION 3.03.     Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Special Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to such redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     Deposit of Redemption Price.

         No later than 10:00 a.m. New York City Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest and Special Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest (including Special Interest), if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including Special Interest), if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.     Optional Redemption.

                  (a) Except as set forth in clause (b) of this Section 3.07, the Notes shall not be redeemable at the Company's option prior to April 15, 2006. Thereafter, the Notes will be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Special Interest), if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                            PERCENTAGE
2006...................................          104.000%
2007 and thereafter....................          100.000%

                  (b) Notwithstanding the foregoing, at any time or from time to time on or before April 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest), if any, thereon, to the redemption date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes issued under this Indenture remain outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.     Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. However, pursuant to Sections 3.09, 4.10 and 4.15 hereof, under certain circumstances, the Company may be required to offer to purchase the Notes.

SECTION 3.09. Offer to Purchase by Application of Excess Asset Sale Proceeds and Excess Proceeds from the Sale of Collateral.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Special Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Special Interest, if any;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Special Interest, if any, after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, such depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to such repurchases.

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary (if any, and as referred to in clause (f) above of this Section 3.09) or the Paying Agent, as the case may be, shall promptly (but in

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any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and make available for delivery such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01.     Payment of Notes.

         The Company shall pay or cause to be paid the principal of, and premium, if any, interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Special Interest, if any, then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the corresponding Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal at the rate borne on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

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         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the office of the Trustee at 101 Barclay Street, Floor 8W, New York, New York, 10286, as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.     Reports.

                  (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company shall furnish to each of the Holders of Notes, within the time periods specified in the SEC's rules and regulations, beginning with quarterly financial information for the period ended March 31, 2003, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

                  (b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (c) If at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

                  (d) The Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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                  (e) Delivery of such reports, information and documents to the
Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.     Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any future knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any executive Officer having knowledge that an event or circumstance constitutes a Default or an Event of Default and that such event or circumstance has occurred and is existing, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.     Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, charges, assessments, and governmental levies except such as are contested in good faith and, if required, by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

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SECTION 4.06.     Waiver of Stay, Extension and Usury Laws.

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.     Restricted Payments.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of the Company or declared or paid to the Company or any of its Restricted Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by a Restricted Subsidiary of the Company); (iii) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at its Stated Maturity; or (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing; and

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (viii),
         (x), (xi) or (xii) of the next succeeding paragraph), is less than the sum of: (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately prior to the Issue Date to the end of the Company's most recently ended fiscal quarter for which

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         internal financial statements are available at the time of such
         Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus (2) 100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by the Company from the issue or sale, in either case, since the Issue Date of (A) Equity Interests of the Company (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by the Company from any such conversion or exchange of such debt securities sold or issued prior to the Issue Date other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock, plus (3) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms hereof or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, the Company or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus (4) to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale or disposition (less the cost of disposition, if any) and (B) with respect to any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Issue Date, the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment.

         The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (ii) the redemption, repurchase, retirement, defeasance or other acquisition, prior to its Stated Maturity, of any (y) Indebtedness (or portion thereof) which is subordinated to the Notes, or the making of any principal payment thereon, or
(z) Equity Interests of the Company or any Restricted Subsidiary, in each case, in exchange for, or out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 30 days after such sale or issuance) (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company

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(other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause
(c)(2) of the preceding paragraph; (iii) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, employee or director of the Company (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by the Company's Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (v) shall not exceed the sum of (y) $4,000,000 in any twelve-month period and (z) the aggregate net proceeds received by the Company during such 12-month period from issuance of such Equity Interests pursuant to such agreements or plans; (vi) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; (vii) the purchase, redemption, defeasance or retirement, in each case, prior to its Stated Maturity, of any Indebtedness that is subordinated to the Notes in right of payment by payments out of Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer and/or Excess Proceeds from the Sale of Collateral remaining after completion of a Collateral Proceeds Offer, provided that (x) in the case of payments made out of Excess Asset Sale Proceeds, any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer (but for the provision of the last sentence of the third paragraph under Section 4.10 hereof), (y) in the case of payments made out of Excess Proceeds from the Sale of Collateral, any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Proceeds from the Sale of Collateral remaining after completion of a Collateral Proceeds Offer (but for the provision of the last sentence under Section 4.10 hereof) and (z) the Company would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; (viii) the payment of reasonable and customary directors' fees to the members of the Company's Board of Directors, provided that such fees are consistent with past practice or current requirements; (ix) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;
(x) the declaration and payment of dividends on mandatorily convertible preferred stock of the Company (other than Disqualified Stock) issued after the Issue Date in an aggregate amount not to exceed the amount of Designated Proceeds; (xi) the repurchase by the Company on the Issue Date of a portion of the Company's outstanding 9% Senior Subordinated Notes due 2008, 9-5/8% Senior Subordinated Notes due 2008 or 9-5/8% Senior Subordinated Notes due 2012, in an aggregate principal amount not to exceed $25,000,000; and (xii) other Restricted Payments in an aggregate principal amount since the Issue Date not to exceed $50,000,000; provided, further, that, with respect to

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clauses (ii), (iii), (v), (vi), (vii), (viii), (x), (xi) and (xii) above, no
Default or Event of Default shall have occurred and be continuing.

         In determining whether any Restricted Payment is permitted by this
Section 4.07, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (xii) of the preceding paragraph or among such clauses and the first paragraph of this Section 4.07 including clauses (a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under this Section 4.07.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board of Directors of the Company and as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment. Not later than (i) the end of any calendar quarter in which any Restricted Payment is made or (ii) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $20,000,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if: (i) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of
Section 4.09 hereof; (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and (iii) the Company certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by the Company promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of "Unrestricted Subsidiary," which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (ii) the Fair Market Value of such Investments at the time of such designation and (iii) the original Fair Market Value of such Investments at the time they were made.

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         If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof, and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

SECTION 4.08.     Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to: (i) (x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of: (a) agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, for the purposes of this Section 4.08, "amendments") of any such agreements or any Existing Indebtedness to which such agreements relate, provided that such amendments are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date; (b) any Credit Facility in effect after the Issue Date to the extent its provisions are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Term Loan Agreement or the Senior Credit Facility as in effect on the Issue Date; (c) this Indenture, the Notes, the Exchange Notes and the Subsidiary Guarantees, or any other indenture governing debt securities issued by the Company or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained herein and the Notes; (d) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions hereof; (e) applicable law; (f) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred; (g) restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business; (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (i) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (j) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof, and not in violation of Section 4.12 hereof, that limit the right of

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the debtor to dispose of assets securing such Indebtedness; (k) Permitted
Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a),
(b), (c), (f), (h) and (j) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced; and (l) provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements entered into in the ordinary course of business.

SECTION 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), other than Permitted Debt, and the Company shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any Permitted Debt. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

         In the case an Unrestricted Subsidiary incurs Non-Recourse Indebtedness and any such Non-Recourse Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary that is subject to this
Section 4.09.

         The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

         For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company will, in its sole discretion, classify (or later reclassify) in whole or in part such item of Indebtedness in any manner that complies with this
Section 4.09 and such

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item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph of this Section 4.09.

         Notwithstanding the foregoing, no Pipeline Subsidiary shall incur or maintain any Indebtedness or grant or become or remain subject to any Lien upon any of its property securing Indebtedness, except (i) liabilities outstanding on the Issue Date in respect of the Company's outstanding 9% Senior Subordinated Notes due 2008, 9-5/8% Senior Subordinated Notes due 2008 and 9-5/8% Senior Subordinated Notes due 2012, (ii) guarantees of the Notes (including any additional Notes) and Term Loans (including any additional Term Loans) and Liens securing Secured Obligations and (iii) Permitted Liens.

SECTION 4.10.     Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Sale of Collateral) unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value (which, in the case of an Asset Sale for consideration exceeding $30,000,000, shall be determined in good faith by the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) at least 75% of the consideration therefor received by the Company or the Restricted Subsidiary is in the form of, or any combination of:
(a) cash or Cash Equivalents, (b) the assumption of any liabilities (as shown on the Company's or the Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability, (c) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or the Restricted Subsidiary into cash or Cash Equivalents within 60 days following their receipt (to the extent of cash or Cash Equivalents received) and (d) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments" except that, in the case of a Sale of Collateral, such assets or rights shall consist solely of Refinery Assets; and (iii) in the case of a Sale of Collateral, the Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Sale Consideration therefor received by the Company or the Restricted Subsidiary as additional Collateral under the Security Documents to secure the Secured Obligations, and, in the case of cash or Cash Equivalents constituting Net Sale Consideration, such cash or Cash Equivalents must be deposited into a segregated account under the sole control of the Collateral Agent that includes only proceeds from the Sale of Collateral and interest earned thereon (an "Asset Sale Proceeds Account") and is free from all other Liens, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions and shall include release provisions requiring the Collateral Agent to release deposits in the Asset Sale Proceeds Account as necessary to permit the Company or its Restricted Subsidiaries to apply such Net Sale Consideration in the manner described below, unless the Collateral Agent has received written notice that a Default or Event of Default has occurred and is continuing);

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provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of Section
4.12 hereof or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, the Company or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:

         (a) to repay, repurchase or redeem any secured Indebtedness or other secured Obligations,

         (b) to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business,

         (c) to make capital expenditures, or

         (d) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments;"

provided, that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (b) or (c) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Asset Sale Proceeds."

         When the aggregate amount of Excess Asset Sale Proceeds exceeds $15,000,000, the Company will be required to make an offer to all Holders of Notes and holders of each other series of Indebtedness that ranks by its terms pari passu in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained herein, including the Term Loans (an "Asset Sale Offer"), to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the Holders of Notes and such holders of pari passu Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the Notes and such other Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section
3.09 hereof. To the extent that the aggregate amount of Notes and other Indebtedness tendered (and electing to be redeemed or

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repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess
Asset Sale Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, the Company shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Asset Sale Proceeds shall be reset at zero.

         Within 365 days after the receipt of any Net Sale Consideration from an Asset Sale that constitutes a Sale of Collateral, the Company or the Restricted Subsidiary, as the case may be, may apply such Net Sale Consideration, at its option:

         (a) to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business and principally owning Refinery Assets that have (in the good faith judgment of the Company) a value, net of the value of any Credit Facility Collateral included therein, at least equal to the amount of such Net Sale Consideration; or

         (b)      to make capital expenditures on or acquire Refinery Assets;

provided, that in each such case, the Collateral Agent shall immediately be granted a perfected first priority security interest (subject to Permitted Prior Liens) on all of the assets (other than any Credit Facility Collateral included therein) acquired with such Net Sale Consideration as Collateral under the Security Documents to secure the Secured Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions). The Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (a) or (b) of this paragraph if, within 365 days of such Sale of Collateral, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an acquisition, Investment or expenditure, or a binding agreement with respect to an acquisition, Investment or expenditure, in compliance with clause (a) or (b) of this paragraph, and that acquisition, Investment or expenditure is substantially completed within a date one year and six months after the date of such Asset Sale. Any Net Sale Consideration from the Sale of Collateral that is not applied or invested as provided this paragraph shall be deemed to constitute "Excess Proceeds from the Sale of Collateral."

         When the aggregate amount of Excess Proceeds from the Sale of Collateral exceeds $15,000,000, the Company will be required to make an offer to all Holders of Notes and holders of Term Loans (a "Collateral Proceeds Offer") to purchase (or redeem or repay, as applicable) on a pro rata basis (with the Excess Proceeds from the Sale of Collateral prorated between the Holders of Notes and such holders of Term Loans based upon outstanding aggregate principal amounts) the maximum principal amount of the Notes that may be purchased, and the Term Loans that may be prepaid, in each case, out of the prorated Excess Proceeds from the Sale of Collateral, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes and Term Loans tendered (and electing to be redeemed or repaid,

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

as applicable) pursuant to such Collateral Proceeds Offer is less than the Excess Proceeds from the Sale of Collateral, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds from the Sale of Collateral, free and clear of any Liens created by any Security Documents or otherwise for the benefit of any holder of Secured Obligations, for general corporate purposes and any other purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and Term Loans surrendered by holders thereof exceeds the amount of the prorated Excess Proceeds from the Sale of Collateral, the Trustee shall select the Notes to be purchased on a pro rata basis and the Administrative Agent shall select the Term Loans to be repaid on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Proceeds from the Sale of Collateral shall be reset at zero.

SECTION 4.11.     Transactions with Affiliates.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $5,000,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30,000,000 and for which there are no disinterested members of its Board of Directors, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor; provided that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of this Section 4.11: (1) Affiliate Transactions involving the purchase or sale of crude oil, natural gas and other hydrocarbons, and refined products therefrom, in the ordinary course of any Permitted Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties; (2) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its business; (3) transactions between or among (A) the Company and its Restricted Subsidiaries and (B) the Restricted Subsidiaries; (4) the performance of any agreement in effect on the Issue Date; (5) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case in the ordinary course of business; (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans,

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health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans; (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary; (8) sales of Equity Interests of the Company (other than Disqualified Stock) to Affiliates of the Company or any of its Restricted Subsidiaries; and (9) Restricted Payments that are permitted by Section 4.07 hereof.

SECTION 4.12.     Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien other than Permitted Liens.

SECTION 4.13.     Business Activities.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.     Corporate Existence.

         Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.15.     Offer to Repurchase upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Special Interest), if any, thereon, to the date of purchase (the "Change of Control Payment").

         Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating: (i) the description of the transaction or transactions that constitute the Change of Control, that the Change of Control Offer is being made pursuant to this Section 4.15, and that all Notes validly tendered and not withdrawn will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest and Special Interest, if any; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Special

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Interest, if any, after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes properly endorsed, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If any of the Notes subject to a Change of Control Offer are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to repurchases. In addition, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

                  (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable, except as set forth in Article VIII hereof.

                  (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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SECTION 4.16.     [Section Intentionally Deleted].

SECTION 4.17.     Additional Subsidiary Guarantees and Liens.

                  (a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than any Immaterial Subsidiary) after the Issue Date, then that newly acquired or created Subsidiary will become a Guarantor and (i) execute a supplemental indenture substantially in the form of Exhibit E hereto, a "Joinder Agreement" (as such term is defined in the Security Agreement), in form and substance reasonably satisfactory to the Trustee and the Collateral agent, and a "Joinder Agreement" (as such term is defined in the Collateral Agency Agreement), in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, providing that such Subsidiary shall become a Guarantor under this Indenture and a party to the Security Documents and (ii) deliver an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and that this Indenture, the Subsidiary Guarantees and the Security Documents are binding and enforceable obligations of such Subsidiary, in each case, within 30 days following the date on which it was acquired or created.

                  (b) If the Company or any of the Guarantors at any time owns or acquires Collateral that is not subject to a valid, enforceable perfected first priority Lien (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Secured Obligations, then the Company will, or will cause such Guarantor to, concurrently:

                           (i) execute and deliver to the Collateral Agent a Security Document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the Notes, granting a Lien upon such Collateral in favor of the Collateral Agent for the benefit of the holders of Secured Obligations;

                           (ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law and cause each other Lien upon such Collateral to be (a) released, unless it is a Permitted Lien or (b) subordinated to the Collateral Agent's Lien if it is a Permitted Lien but not a Permitted Prior Lien; and

                           (iii) deliver to the Collateral Agent and the Trustee an opinion of counsel reasonably satisfactory to the Collateral Agent and the Trustee, confirming as to such Security Document and Lien the matters set forth as to the Security Documents and Liens in the opinions of counsel delivered on behalf of the Company to the Initial Purchasers on the Issue Date in connection with the original issuance of the Notes and the initial incurrence of the Term Loans and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, title and flood insurance policies, surveys and other supporting documents as may have been delivered to the Initial Purchasers on the Issue Date in connection with the original issuance of the Notes and the initial incurrence of the Term Loans, all as the Collateral Agent may reasonably request and in form and substance reasonably satisfactory to the Collateral Agent.

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

                  (c) If any Restricted Subsidiary of the Company ceases to be an Immaterial Subsidiary at any time, or if any Subsidiary of the Company ceases to be an Unrestricted Subsidiary at any time, such Subsidiary will promptly become a Guarantor and will (i) execute a supplemental indenture substantially in the form of Exhibit E hereto, a "Joinder Agreement" (as such term is defined in the Security Agreement), in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, and a "Joinder Agreement" (as such term is defined in the Collateral Agency Agreement), in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, providing that such Subsidiary shall become a Guarantor under this Indenture and a party to the Security Documents and (ii) deliver an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and that this Indenture, the Subsidiary Guarantees and the Security Documents are binding and enforceable obligations of such Subsidiary, in each case, only if it would otherwise be required to be a Guarantor at that date.

SECTION 4.18.     Payments for Consent.

         The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly to, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes or Term Loans for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Term Loans, the Term Loan Agreement or any Security Document unless such consideration is offered to be paid or is paid to all Holders of the Notes and/or holders of Term Loans that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19.     Suspension of Covenants.

         (a) In the event that at any time (i) the rating assigned to the Notes and the Term Loans by each of S&P and Moody's is an Investment Grade Rating and (ii) no Default or Event of Default has occurred and is continuing under this Indenture or the Term Loan Agreement, then, beginning on that day and subject to the provisions of paragraph (b) below, the Company and its Restricted Subsidiaries will no longer be subject to Sections 4.07, 4.08, 4.09, 4.10 (provided that those provisions of Section 4.10 relating to Sales of Collateral and the application of the proceeds therefrom will remain in full force and effect and will not be suspended), 4.11, 4.13, 5.01(iv) and 13.03(b)(iii) hereof (the "Suspended Covenants"); provided, however, that all other provisions of this Indenture shall continue to be in full force and effect.

         (b) Notwithstanding the foregoing, if the rating assigned by either Moody's or S&P should subsequently decline to below an Investment Grade Rating, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. Section 4.07 hereof will be interpreted as if it had been in effect since the Issue Date except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

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                                   ARTICLE V

                                   SUCCESSORS

SECTION 5.01.     Merger, Consolidation, or Sale of Assets.

         The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless: (i) the Company is the resulting, transferee or surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations and covenants of the Company under the Notes, this Indenture, all Security Documents and, if then in effect, the Registration Rights Agreement, pursuant to a supplemental indenture and other appropriate documentation in form and substance reasonably satisfactory to the Collateral Agent and the Trustee; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to whom such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; provided, however, that this clause (iv) shall be suspended for so long as the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants subject to
Section 4.19 hereof.

         In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

SECTION 5.02.     Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to whom such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to such successor Person and not to the Person previously defined as Company), and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person

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originally had been named as the Company herein; and when such successor corporation duly assumes all of the obligations and covenants of the Company pursuant to the Notes and hereto, the predecessor Person shall be relieved of all such obligations. The successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the predecessor Person, any or all the Notes issuable hereunder which theretofore shall not have been signed by the predecessor Person and delivered to the Trustee; and, upon the order of the successor Person, instead of the predecessor Person, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Person to the Trustee for authentication, and any Notes which the successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of the execution hereof.

         In case of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

                  (c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 4.15 and 5.01 hereof;

                  (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any covenant or other agreement in this Indenture, the Notes or the Security Documents (other than the provisions expressly set forth in clauses (a), (b) or (c) above) for 60 days after written notice of such failure to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or

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guarantee now exists, or is created after the Issue Date, which default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20,000,000 or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within ten Business Days after the running of such grace period or the occurrence of such acceleration;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, and such judgment or judgments remain unpaid, unstayed or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid or undischarged judgments exceeds $20,000,000 (excluding amounts covered by insurance);

                  (g) any Security Document or any Lien purported to be granted thereby on any one or more items of Collateral having an aggregate Fair Market Value in excess of $20,000,000 is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected;

                  (h) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document;

                  (i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due;

                  (j) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

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                           (i)      is for relief against the Company or any of
         its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case;

                           (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

                           (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (k) except as permitted herein, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture).

SECTION 6.02.     Acceleration.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately without further action or notice and the Collateral Agent shall immediately become unconditionally entitled to foreclose upon any or all of the Collateral, exercise and enforce its other rights and remedies in respect of the Collateral, subject to the provisions of this Indenture and the Security Documents, as applicable. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice and the Collateral Agent shall immediately become unconditionally entitled to foreclose upon any or all of the Collateral, exercise and enforce its other rights and remedies in respect of the Collateral, subject to the provisions of this Indenture and the Security Documents, as applicable. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest (including Special Interest) that has become due solely because of the acceleration) have been cured or waived.

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SECTION 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest and Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest (including Special Interest), if any, on, or the principal of, the Notes including in connection with an offer to purchase; provided, however, that the Holders of a majority in aggregate principal amount of then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, to the extent permitted by applicable law. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.     Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.     Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

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                  (c) such Holder of a Note or Holders of Notes offer provides to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.07.     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase or redemption), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due

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

the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense, and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee. To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control.

                           (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall

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have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     Rights of Trustee.

                  (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

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                  (h) The Trustee shall not be deemed to have notice of any
Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.     Individual Rights of Trustee.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the later of (a) the date the Default or Event of Default shall have occurred and (b) the date such Responsible Officer first had such actual knowledge. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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SECTION 7.06.     Reports by Trustee to Holders of the Notes.

         Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reportInG date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by maiL all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.     Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as such parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

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         When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.     Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

                  (c) a Custodian takes charge of the Trustee or its property;
or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction (in the case of the Trustee, at the expense of the Company) for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

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Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes.

SECTION 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee iS subject to TIA Section 310(b).

SECTION 7.11.     Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who HaS resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.     Satisfaction and Discharge of Indenture.

         This Indenture shall upon delivery of a written request of an Officer of the Company to the Trustee cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                  (a) either

                           (i) all such Notes theretofore authenticated and delivered (other than (1) such Notes which have been destroyed, lost or stolen and which have been replaced or

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         paid as provided in Section 2.07 hereof and (2) such Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.08 hereof) have been delivered to the Trustee for cancellation; or

                           (ii) all such Notes not theretofore delivered to the Trustee for cancellation

                                    (A)      have become due and payable by
                  reason of the making of a notice of redemption or otherwise,

                                    (B)      will become due and payable at
                  their final Stated Maturity within one year, or

                                    (C)      are to be called for redemption
                  within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the purpose and the benefit of the Holders of such Notes, an amount of U.S. dollars or non-callable Government Securities, or a combination thereof, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest and Special Interest, if any, to the date of such deposit (in the case of such Notes which have become due and payable) or to the Stated Maturity or redemption date (as the case may
be) of the principal of the Notes;

                  (b) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be used to defease all of the Outstanding Notes pursuant to this Article VIII concurrently with such incurrence or within 30 days thereof), and such deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Company is a party or by which the Company is bound;

                  (c) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Notes; and

                  (d) the Company has delivered to the Trustee (i) irrevocable instructions under this Indenture to apply the deposited funds toward the payment of such Notes at their Stated Maturity or the redemption date, as the case may be, and (ii) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under
Section 7.07 hereof, and, if U.S. dollars or Government Securities shall have been deposited with the Trustee pursuant to

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subclause (ii) of clause (a) of this Section, the obligations of the Company or
Trustee under Section 8.02 hereof and Section 8.08 hereof shall survive.

SECTION 8.02.     Application of Trust Money.

         Subject to the provisions of Section 8.08 hereof, all money and Government Securities deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, any Special Interest, and any premium and interest for whose payment such money or Government Securities has been deposited with the Trustee.

SECTION 8.03.     Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, exercise its right under either Section 8.04 or 8.05 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.04.     Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.03 hereof of the option applicable to this Section 8.04, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes and, as applicable, its Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and to the extent applicable, represented by the Subsidiary Guarantees, which in each case shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.07 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes or Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.06 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest (including Special Interest), if any, on, such Notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer), (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.04 notwithstanding the prior exercise of its option under Section
8.05 hereof.

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SECTION 8.05.     Covenant Defeasance.

         Upon the Company's exercise under Section 8.03 hereof of the option applicable to this Section 8.05, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be released from its obligations under the covenants contained in Article IV hereof (other than those in Sections 4.01, 4.02, 4.06 and 4.14), Article V hereof and Section 13.03 hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.03 hereof of the option applicable to this Section 8.05 hereof, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, Sections 6.01(e) through 6.01(g) hereof and 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.06.     Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.04 or 8.05 hereof in order to exercise either Legal Defeasance or Covenant Defeasance with respect to the outstanding Notes:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest (including Special Interest), if any, on, the outstanding Notes on the stated maturity or on the applicable repurchase or redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular repurchase or redemption date;

                  (b) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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                  (c) in the case of an election under Section 8.05 hereof, the
Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Section 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.07. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.08 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.07, the "Trustee") pursuant to Section 8.06 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited

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pursuant to Section 8.06 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.06 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.06(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.08.     Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest and Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest and Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.09.     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest and Special Interest, if any, on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     Without Consent of Holders of Notes.

         Notwithstanding Sections 9.02, 11.08 and 12.03 hereof, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents without the consent of any Holder of a
Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all assets of the Company pursuant to Article V hereof or of any Guarantor pursuant to Article XIII hereof or to add any Person as a Guarantor hereunder or to release any Guarantor or otherwise comply with Article XIII;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) or to allow any Guarantor to Guarantee the Notes;

                  (g) to release any Guarantor from any of its obligations under its Guarantee or this Indenture pursuant to Section 13.04;

                  (h) to evidence or provide for the acceptance of appointment of a successor Trustee pursuant to Sections 7.08 or 7.09 hereof;

                  (i) to add any additional Events of Default;

                  (j) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents or this Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or this Indenture;

                  (k) to conform the text of this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents to any provision of the Description of the Notes section of the Offering Circular for the Offering of the Original Notes to the extent that such provision in the Description of the Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents; or

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                  (l) to reflect any waiver or termination of any right arising under the provisions of this Indenture that otherwise would be enforceable by any holder of a Term Loan Obligation, if such waiver or termination is set forth in the agreement governing such Term Loan Obligation, provided that no such waiver or amendment shall adversely affect the rights of Holders of Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by a Responsible Officer of the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.02.     With Consent of Holders of Notes.

         Except as provided below in this Section 9.02 and in Sections 11.08 and
12.03 hereof, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Notes, the Subsidiary Guarantees or any Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with the purchase of, or a tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees of any Security Docuements may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by a Responsible Officer of the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a

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particular instance by the Company with any provision of this Indenture, the
Notes, the Subsidiary Guarantees or the Security Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver under any provision of this Indenture, the Notes or any Subsidiary Guarantee;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter or waive in any manner that adversely affects the rights of any Holder of Notes any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof and the related definitions;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, or Special Interest, if any, on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change that adversely affects the rights of any Holder of Notes in the provisions of this Indenture relating to waivers of past Defaults or make any change to the rights of Holders of Notes to receive payments of principal of, or premium, if any, or interest or Special Interest, if any, on the Notes (except as permitted in clause (g) of this Section 9.02);

                  (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof); or

                  (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written

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notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     Trustee to Sign Amendments, Etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. Furthermore, no amendment or supplement to the provisions of the Security Documents will impose any obligation on the Trustee or adversely affect the rights of the Trustee in its individual capacity. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X

                             COLLATERAL AND sECURITY

SECTION 10.01.    Security Documents.

         The payment of principal of, and premium and interest (including Special Interest), if any, on the Notes, the Term Loans, and all other Secured Obligations, when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or the Term Loans or by any Guarantor pursuant to the Subsidiary Guarantees or the guarantees of the Term Loans, and the performance of all other obligations of the Company and its Restricted Subsidiaries under the Note Documents and the Term Loan Documents are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by all Security Documents hereafter delivered as required or permitted by this Indenture and the Term Loan Agreement.

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SECTION 10.02.    Further Assurances.

                  (a) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Secured Obligations, duly created, enforceable and perfected first priority Liens (subject to Permitted Prior Liens) upon the Collateral as contemplated by the Note Documents and the Term Loan Documents.

                  (b) If the Company or any Domestic Subsidiary shall at any time acquire any real property or leasehold or other interest in real property described in the definition of "Collateral" that is not covered by the mortgages running to the benefit of the Collateral Agent that are executed on or before the Issue Date, then within 45 days of such acquisition the Company or such Domestic Subsidiary shall execute, deliver and record a (i) Mortgage or (ii) a supplement to an existing mortgage executed on or before the Issue Date, reasonably satisfactory in form and substance to the Collateral Agent, running to the benefit of the Collateral Agent and subjecting such real property or leasehold or other interests in real property to the Lien created by such mortgage. If requested by the Collateral Agent, the Company or such Subsidiary shall obtain an appropriate title policy or endorsement or supplement to the title policy insuring the Collateral Agent's Lien in such additional interests in real property, subject only to permitted prior liens and other exceptions to title approved by the Collateral Agent, provided that the Collateral Agent shall not request any such additional title policy or endorsement or supplement to the title policy in respect of such additional real property described in the definition of "Collateral" having a Fair Market Value less than $1,000,000.

                  (c) Upon request of the Collateral Agent at any time and from time to time, the Company will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture and the Term Loan Agreement for the benefit of the holders of the Secured Obligations. If the Company or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to the provisions of the Note Documents and the Term Loan Documents, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

                  (d) The Company will otherwise comply with the provisions of TIA Section 314(b).

                  (e) To the extent applicable, the Company will cause TIA
Section 313(b), relating to reports, and TIA Section 314(d), relating to the releAsE of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the CompanY except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent

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engineer, appraiser or other expert selected or reasonably satisfactory to the
Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaninG thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) iS inapplicable to one or a series of released Collateral.

                  (f) To the extent applicable, the Company will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security
Documents:

                           (i)      all documents required by TIA Section 314(d)
         ; and

                           (ii) an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA
         Section 314(d).

                  (g) If any Collateral is released in accordance with this Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and this Section 10.02, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the opinioN of counsel delivered pursuant to this Indenture, will deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 10.03.    Collateral Agent.

                  (a) The Company has appointed Wilmington Trust Company to serve as the Collateral Agent for the benefit of the holders of the Notes and Term Loans and other Secured Obligations from time to time. The Collateral Agent may not be the same institution serving as the Administrative Agent or as the Trustee under this Indenture.

                  (b) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents or bailees to hold Collateral or to take such other action as it deems necessary or appropriate.

                  (c) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Collateral Agent's Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Collateral Agent's Liens or Security Documents or any delay in doing so.

                  (d) The Collateral Agent will be subject to such directions as may be given it by the Trustee and by the Administrative Agent from time to time as required or permitted by this Indenture and the Term Loan Agreement. The relative rights with respect to control of the Collateral Agent will be specified in the Collateral Agency Agreement by and among the Company, the Guarantors, the Trustee, the Administrative Agent and the Collateral Agent. Except as directed by the holders of a majority in principal amount of the Notes and the Term

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Loans then outstanding, voting together as a single class, the Collateral Agent will not be obligated:

                           (i) to act upon directions purported to be delivered to it by any other Person;

                           (ii) to foreclose upon or otherwise enforce any Lien; or

                           (iii) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or Collateral.

                  (e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Collateral Agent's Lien or Security Documents.

                  (f) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII.

                  (g) The Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

SECTION 10.04.    Security Documents and Guarantee.

                  (a) Each Holder of Notes hereby authorizes the Trustee and the Collateral Agent, as applicable, on behalf of and for the benefit of the Holders of Notes, to be the agent for and representative of the Holders of the Notes with respect to the Subsidiary Guarantees, the Collateral and the Security Documents.

                  (b) Anything contained in any of the Note Documents to the contrary notwithstanding, each Holder of Notes hereby agrees that no Holder of Notes shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Security Documents may be exercised solely by the Collateral Agent.

SECTION 10.05.    Regulatory and Governmental Approvals.

                  (a) The Company and Tesoro High Plains Pipeline Company agree promptly to apply for and seek all necessary regulatory approvals from the North Dakota Public Service Commission to grant security interests to the Collateral Agent in the fixtures and equipment comprising the North Dakota-Montana pipeline system and the Capital Stock of Tesoro High Plains Pipeline Company and agree to use all commercially reasonable efforts to obtain all such approvals as soon as practicable, but if the Company concludes in good faith that such efforts will not be successful, the Company and Tesoro High Plains Pipeline Company will not be required to grant such security interests.

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                  (b) The Company and its Domestic Subsidiaries will agree
promptly to seek all necessary consents under leases and contracts with governmental authorities to grant security interests in the applicable Restricted Subsidiaries' property interests associated with (i) the wharfs and related facilities that are connected to the Martinez, California refinery and Diablo Coke Plant, California, (ii) the transportation causeway, wharf and related facilities that are connected to the Anacortes, Washington refinery and terminal, (iii) the mooring and related facilities that are connected to the Kapolei, Hawaii refinery, (iv) the wharf and related facilities that are connected to the Kenai, Alaska refinery, and (v) the real estate contiguous to or connected with and in reasonable proximity to the Existing Refineries or Owned Terminals, and agree to use all commercially reasonable efforts to obtain all such consents as soon as practicable, but if the Company concludes in good faith that such efforts will not be successful, the Company and its Domestic Subsidiaries will not be required to grant such security interests.

SECTION 10.06.    Release of Collateral Agent's Lien.

         The Collateral will be released from the Collateral Agent's Lien:

                  (a) in whole, upon payment in full of the Notes, the Term Loans and all other Secured Obligations that are outstanding, due and payable at the time the Notes and the Term Loans are paid in full;

                  (b) with respect to the Note Obligations only, upon satisfaction and discharge of this Indenture as set forth in Section 8.01 hereof;

                  (c) with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth in Article VIII hereof;

                  (d) with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

                  (e) with respect to the Term Loan Obligations only, upon payment in full of the Term Loans and all other Term Loan Obligations that are outstanding, due and payable at the time the Term Loan Obligations are paid in full;

                  (f) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the holders of 100% in principal amount of the Notes and Term Loans then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

                  (g) as to any Collateral that constitutes less than all or substantially all of the Collateral, with the consent of the holders of a majority in principal amount of the Notes and Term Loans then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

                  (h) as to any Collateral (A) that is sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries in a transaction permitted by the Term Loan Agreement and

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this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of Section 4.10 hereof, (B) that is exchanged or traded as provided in clause (3) of the proviso in the definition of "Asset Sale," (C) that constitutes Excess Proceeds from the Sale of Collateral which have been offered to, but not accepted by, the holders of Notes and Term Loans and are released as set forth in the last paragraph of
Section 4.10 hereof, (D) that is owned or at any time acquired by a Subsidiary of the Company that has been released from its Subsidiary Guarantee and its guarantee of the Term Loans, concurrently with the release thereof, or (E) in accordance with Article X hereof; or

                  (i) as to the Capital Stock of any Pipeline Subsidiary, if securing the Notes with the Capital Stock of such Pipeline Subsidiary as provided by the Security Documents would give rise to an obligation of the Company to prepare audited financial statements of such Pipeline Subsidiary in order to comply with Regulation S-X of the rules and regulations of the SEC, but only if such obligation did not arise as a result of the transfer of assets to such Pipeline Subsidiary, the transfer of pipeline assets to another Subsidiary of the Company or any recapitalization of any Subsidiary of the Company by the Company or any of its Subsidiaries.

If the Collateral Agent at any time receives an Officers' Certificate stating that the Company or any Guarantor intends to incur Indebtedness that will be secured by a purchase money security interest permitted under clause (4) in the definition of "Permitted Liens" upon property identified therein with reasonable specificity to be acquired with such Indebtedness, accompanied by (a) a proposed lien subordination agreement subordinating the Liens under the Security Documents to such purchase money security interest, to the extent it attaches to such property and secures Indebtedness incurred to acquire such property, and
(b) an Opinion of Counsel for the Company to the effect that the subordination of such Liens to such purchase money security interest, and to such extent, is permitted by the Loan Documents and that such proposed lien subordination agreement is effective solely to subordinate such Lien as to such property to such extent, without requiring the Collateral Agent to make any representation or warranty in respect thereof, without releasing or satisfying any such Lien or any obligation secured thereby, and without imposing any obligation or liability upon the Collateral Agent or any other Person, then, subject to the terms of the Collateral Agency Agreement, the Collateral Agent will, within ten Business Days thereafter, execute such lien subordination agreement and deliver to the Company or such Guarantor, subject to and effective upon the incurrence of such Indebtedness and the use of the proceeds thereof to acquire such property.

SECTION 10.07.    Environmental Indemnity.

                  (a) Each of the Company and the Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Trustee and each Holder of Notes and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent

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jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

                  (b) All amounts due under Section 10.07(a) hereof shall be payable not later than 10 days after written demand therefor.

                  (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 10.07(a) hereof may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  (d) Neither the Company nor any Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Indenture or any other Note Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (e) The agreements in this Section 10.07 shall survive repayment of the Notes and all other amounts payable hereunder and the resignation and removal of the Trustee or Collateral Agent.

                                   ARTICLE XI

                            INTERCREDITOR PROVISIONS
                      RELATING TO QUALIFIED CREDIT FACILITY

SECTION 11.01.    Agreement Between the Collateral Agent and Credit Facility
                  Agent.

                  (a) If and whenever any Credit Facility becomes a Qualified Credit Facility, the Collateral Agent and the Credit Facility Agent under such Qualified Credit Facility shall become obligated to perform, each for the benefit of the other, the obligations described in this Article XI.

                  (b) No agent or representative under any Credit Facility that is not a Qualified Credit Facility shall have the right to rely on or enforce any obligation of the Collateral Agent set forth in this Article XI.

                  (c) The obligations of the Collateral Agent set forth in this
Article XI shall be enforceable by a Credit Facility Agent under each Qualified Credit Facility, and holders of Credit Facility Obligations under a Qualified Credit Facility, as third party beneficiaries hereof,

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without need for any additional agreement or undertaking between the Collateral
Agent and such Credit Facility Agent.

                  (d) The Collateral Agent may require the Credit Facility Agent to execute and deliver an instrument reasonably satisfactory to the Collateral Agent, by which the Credit Facility Agent confirms to the Collateral Agent its agreement to be bound by and perform the obligations of the Credit Facility Agent set forth in this Article XI.

                  (e) A Credit Facility Agent under a Qualified Credit Facility may require the Collateral Agent to execute and deliver an instrument reasonably satisfactory to such Credit Facility Agent, by which the Collateral Agent confirms to such Credit Faculty Agent its agreement to be bound by and perform the obligations of the Collateral Agent set forth in this Article XI.

                  (f) At the request of the Company from time to time, the Collateral Agent will enter into an agreement with the Credit Facility Agent by which each of them confirms to the other its agreement to be bound by and perform its obligations set forth in this Article XI, and the Collateral Agent is authorized, at the request of the Company, to enter into such additional agreements with the Credit Facility Agent as may be necessary or appropriate, in the opinion of the Collateral Agent, to confirm, elaborate upon, perform, implement or give further assurance for any obligations of the Collateral Agent or such Credit Facility Agent in any respect that is not materially inconsistent with the provisions, intents and purposes of this Article XI and does not impose any additional obligation or liability on the Collateral Agent or any holder of Secured Obligations.

SECTION 11.02.    Disclaimer of Consensual Liens.

                  (a) The Collateral Agent will not claim or enforce any consensual Lien upon any Credit Facility Collateral.

                  (b) The Credit Facility Agent will not claim or enforce any consensual Lien upon any property other than Credit Facility Collateral.

                  (c) The holders of Secured Obligations shall be entitled to receive and retain, free from any Lien securing Credit Facility Obligations, all payments made in cash by the Company or any other Obligor and all amounts received with respect to Secured Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Lien securing Credit Facility Obligations.

                  (d) The holders of Credit Facility Obligations shall be entitled to receive and retain, free from any Collateral Agent's Lien thereon, all payments made in cash by the Company or any other Obligor and all amounts received with respect to Credit Facility Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Collateral Agent's Lien.

                  (e) If any cash proceeds of Credit Facility Collateral are converted into or invested in property subject to Collateral Agent's Lien (other than cash, Cash Equivalents or deposit accounts) at any time when the Collateral Agent has not received written notice from the

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Credit Facility Agent or any holder of Indebtedness outstanding under a
Qualified Credit Facility stating that such Indebtedness has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such proceeds securing Credit Facility Obligations shall be released and discharged concurrently with such conversion or investment.

                  (f) If any cash proceeds of Collateral are converted into or invested in property subject to the Lien of the Credit Facility Agent (other than cash, Cash Equivalents or deposit accounts) at any time when the Credit Facility Agent has not received written notice from the Collateral Agent stating that the Notes and the Term Loans have become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such proceeds securing the Secured Obligations shall be released and discharged concurrently with such conversion or investment.

                  (g) The provisions of this Section 11.02 will not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

SECTION 11.03.    Notice of Intent to Foreclose.

                  (a) The Credit Facility Agent will give the Collateral Agent notice of its intent to enforce any consensual Lien upon any Credit Facility Collateral.

                  (b) The Collateral Agent will give the Credit Facility Agent notice of its intent to enforce any consensual Lien upon any Collateral.

                  (c) The notice required by Sections 11.03(a) and 11.03(b) hereof:

                           (i) shall be required to be given by a party only if it intends to:

                                    (A) deliver to the Company or a Subsidiary
                  written notice of its intent to foreclose a consensual Lien or a written proposal to retain property subject to a consensual Lien in full or partial satisfaction of any obligation secured thereby;

                                    (B) commence legal action against the
                  Company or a Subsidiary for foreclosure or replevin or other enforcement of a consensual Lien; or

                                    (C) take possession of goods or real
                   property of the Company or a Subsidiary upon which it holds a consensual Lien;

                           (ii) shall not be required in any other instance or as to any other action or event (including, for purposes of illustration and not by way of limitation, any incurrence, payment or acceleration of any Indebtedness or Obligation or any amendment or waiver of the terms thereof, any exercise of a right of setoff, any notification to account debtors to make payment directly to the secured party or any other exercise of collection rights or the institution of any other legal proceedings, including suit to collect any debt or claim or the commencement of any bankruptcy case, receivership or insolvency proceeding);

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                           (iii)    need only state that it is given pursuant to
         the provisions of Section 11.03 of this Indenture and that lien enforcement action may be taken by the party giving the notice, and need not disclose or describe the action to be taken;

                           (iv) need only be given once by or to the Collateral Agent or the Credit Facility Agent;

                           (v) may be given by electronic mail, telefax, postal mail or courier or personal delivery or in any other manner permitted by law for service of legal process;

                           (vi) shall be given to a party at the address (including an e-mail address, telecopy address or office address within the State of New York) specified by such party by notice to the other party and shall not be required if no address is so specified; and

                           (vii) shall be given at least five Business Days prior to the date on which any enforcement action described in Section 11.03(c)(i) hereof is taken, except that a party may give such notice promptly after taking such enforcement action if it in good faith believes that immediate enforcement action is or may be required to protect its interest in the property subject to its Liens.

                  (d) The party giving any notice required by this Section 11.03 shall endeavor, promptly after delivery such notice, to deliver a copy thereof to the Company, but neither the Company nor any Subsidiary shall be entitled to demand or receive any such notice or copy thereof.

                  (e) No liability or defense shall ever arise, no Lien shall ever be lost, invalidated or impaired, and no action taken in enforcement of a Lien shall ever be annulled, set aside, affected or impaired, if any notice required by this Section 11.03 is not given or is defectively given.

                  (f) The provisions of this Section 11.03 do not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

SECTION 11.04.             Consent to License to Use Intellectual Property;
                           Access to Information; Access to Real Property to Process and Sell Inventory.

                  (a) If so requested at any time by the Credit Facility Agent, the Collateral Agent shall deliver its written consent (given without any representation, warranty or obligation whatsoever) to any grant by any Obligor to the Credit Facility Agent of a non-exclusive royalty-free license to use any patent, trademark or proprietary information of such Obligor that is subject to a consensual Lien held by the Collateral Agent, in connection with the enforcement of any consensual Lien held by the Credit Facility Agent upon any inventory of the Company or any Subsidiary of the Company and to the extent the use of such patent, trademark or proprietary information is necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner. Any consent so delivered by the Collateral Agent shall be binding on its successors and assigns, including a purchaser of the patent, trademark or

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proprietary information subject to such license at a foreclosure sale conducted in foreclosure of any Collateral Agent's Lien thereon.

                  (b) If the Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Collateral Agent's Lien takes actual possession of any documentation of the Company or a Subsidiary of the Company (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Collateral Agent or the foreclosure purchaser), then upon request of the Credit Facility Agent and reasonable advance notice, the Collateral Agent or such foreclosure purchaser will permit the Credit Facility Agent or its representative to inspect and copy such documentation if and to the extent the Credit Facility Agent certifies to the Collateral Agent that:

                           (i) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to the enforcement of the Credit Facility Agent's Liens upon any Credit Facility Collateral; and

                           (ii) the Credit Facility Agent and the lenders under the Qualified Credit Facility are entitled to receive and use such information as against the Company and its Subsidiaries and their suppliers, customers and contractors and under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

                  (c) If, upon enforcement of any Collateral Agent's Lien held by the Collateral Agent, the Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Collateral Agent's Lien takes actual possession of refinery, terminal or pipeline property of any Obligor, then, if so requested by the Credit Facility Agent and upon reasonable advance notice, the Collateral Agent or such foreclosure purchaser will allow the Credit Facility Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such property for a period not exceeding 120 consecutive calendar days (the "Processing and Sale Period"), as necessary or reasonably appropriate to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of, in any lawful manner, any inventory upon which the Credit Facility Agent holds a Lien, subject to the following conditions and limitations:

                           (i) The Processing and Sale Period shall commence on the date the Collateral Agent or, if the Collateral Agent has not taken possession, the foreclosure purchaser takes possession of such real property and shall terminate on the earlier of (i) the day that is 120 days thereafter and (ii) the day on which all inventory (other than inventory abandoned by the Credit Facility Agent) has been removed from such property; and

                           (ii) Each of the Collateral Agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

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                                    (A) will be permitted, lawful and
                  enforceable as against the Company and its Subsidiaries and their suppliers, customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

                                    (B) will be adequately insured for damage to
                  property and liability to persons, including property and liability insurance for the benefit of the Collateral Agent and the holders of the Secured Obligations, at no cost to the Collateral Agent or such holders.

The Collateral Agent and/or any such purchaser (i) shall provide reasonable cooperation to the Credit Facility Agent in connection with the manufacture, production, completion, removal and sale of any Credit Facility Collateral by the Credit Facility Agent as provided above and (ii) shall be entitled to receive, from the Credit Facility Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Credit Facility Agent. The Collateral Agent and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any Lien held by the Credit Facility Agent or to provide any support, assistance or cooperation to the Credit Facility Agent in respect thereof.

                  (d) Each of the Collateral Agent and foreclosure purchaser may condition its performance of any obligation set forth in this Section 11.04 upon its prior receipt (without cost to it) of:

                           (i) such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the Credit Facility Agent or its officers, employees and agents in connection therewith or incidental thereto:

                                    (A) will be permitted, lawful and
                  enforceable as against the Company and its Subsidiaries and their suppliers, customers and contractors and under applicable law; and

                                    (B) will not impose upon the Collateral
                  Agent (or any holder of Secured Obligations) or any foreclosure purchaser any legal duty, legal liability or risk of uninsured loss; and

                           (ii)     such indemnity or insurance as the
         Collateral Agent or foreclosure purchaser may reasonably request in connection therewith.

                  (e) The Company and the other Obligors consent to the performance by the Collateral Agent and foreclosure purchaser of the obligations set forth in this Section 11.04 and acknowledge and agree that neither the Collateral Agent (nor any holder of Secured Obligations) nor any foreclosure purchaser shall ever be accountable or liable for any action taken or omitted by the Credit Facility Agent or its officers, employees and agents in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Credit Facility Agent or its officers,

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employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Company and its Subsidiaries as a result of any action taken or omitted by the Credit Facility Agent or its officers, employees, agents, successors or assigns.

SECTION 11.05.    Complete Agreement.

                  (a) This Article XI sets forth exhaustively the complete agreement and sole contractual obligations and rights arising under this Indenture as between the Collateral Agent and the Credit Facility Agent.

                  (b) Neither the Collateral Agent and nor the Credit Facility Agent will be restricted in any respect not expressly set forth herein as to any matter relating to the creation, perfection, protection or enforcement of their respective Liens and their rights and obligations in respect of such matters shall be based solely on the legal rights and duties, if any, that they would have if they had not entered into any agreement whatsoever with each other relating to their Liens.

SECTION 11.06.    No Subrogation, Marshalling or Duty.

         Neither the assumption nor the performance of any obligation set forth in or arising under this Article XI shall ever create or give rise to any right of subrogation, right of marshalling, duty of care, duty of loyalty, duty of disclosure or other fiduciary duty whatsoever enforceable by the Collateral Agent, the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations.

SECTION 11.07.    Limitation on Certain Relief, Defenses and Damage Claims.

                  (a) No action taken or omitted in violation of any obligation set forth in or arising under this Article XI will constitute a breach of such obligation or expose the party taking or omitting such action to any liability whatsoever if, when such action was taken or omitted, such party received and in good faith relied on an Officers' Certificate or Opinion of Counsel to the effect that such action was permitted under this Article XI.

                  (b) None of the Secured Obligations, Collateral Agent's Liens, Credit Facility Obligations and Credit Facility Liens will ever be forfeited, invalidated, discharged, reduced, subordinated or restricted or otherwise affected or impaired by any breach of any obligation set forth in or arising under this Article XI.

                  (c) No claim shall ever be made against the Collateral Agent or the Credit Facility Agent for any special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) for any punitive damages based on any claim arising, on any theory of liability, from or in connection with to any act, omission, breach, wrongful conduct, event or circumstance occurring relating in any respect to the performance or breach of any obligation set forth in or arising under this Article XI.

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SECTION 11.08.    Amendment; Waiver.

                  (a) No amendment or supplement to, or waiver of, the provisions this Article XI will:

                           (i) be effective unless set forth in a writing signed by the Collateral Agent with the consent of the holders of at least a majority in principal amount of the Notes and the Term Loans then outstanding voting as a single class, except that any such amendment, supplement or waiver that increases the obligations or adversely affects the rights of the holders of the Secured Obligations will be effective only with the consent of the holders of at least 66-2/3% in principal amount of the Notes and the Term Loans then outstanding, voting as a single class; and

                           (ii) become effective at any time when any Credit Facility Obligations are outstanding or committed under any Qualified Credit Facility unless such amendment, supplement or waiver is consented to in a writing signed by the Credit Facility Agent acting upon the direction or with the consent of such number of the lenders thereunder as may, by the terms of such Qualified Credit Facility, have the power to bind all of such lenders thereto.

Any such amendment or supplement that:

                                    (A) imposes any obligation upon the Company
                  or any Subsidiary of the Company, or adversely affects the rights of the Company or any Subsidiary of the Company or affects the benefits, if any, specifically afforded the Company or any Subsidiary of the Company under this Article XI will become effective only with the consent of the Company and such Subsidiary;

                                    (B) imposes any obligation upon the
                  Collateral Agent, or adversely affects the rights of the Collateral Agent in its individual capacity, will become effective only with the consent of the Collateral Agent; or

                                    (C) imposes any obligation upon the Credit
                  Facility Agent, or adversely affects the rights of the Credit Facility Agent in its individual capacity, will become effective only with the consent of the Credit Facility Agent.

                  (b) No exercise, delay in exercising or failure to exercise any right arising under this Article XI, no act or omission of any Obligor or holder of Secured Obligations or Credit Facility Obligations, no change, impairment, or suspension of any right or remedy, and no other lawful act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation arising under this Article XI will in any way affect, decrease, diminish or impair any such obligation.

SECTION 11.09.    Enforcement.

         The rights and obligations set forth in or arising under this Article XI are enforceable only by the Collateral Agent and Credit Facility Agent under a Qualified Credit Facility against each other (and their respective successors, including, but only to the extent expressly provided

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herein, a purchaser at a foreclosure sale conducted in foreclosure of Collateral
Agent's Liens) and against the Obligors. No other Person (including holders of Secured Obligations or Credit Facility Obligations) shall be entitled to enforce any such right or shall be obligated to perform any such obligation; however, such provisions will be binding on the holders of Secured Obligations and Credit Facility Obligations.

SECTION 11.10.    Relative Rights.

         This Article XI sets forth certain relative rights, as lienholders, of the Collateral Agent and the Credit Facility Agent. Nothing in this Indenture will:

                  (a) impair, as between the Company, any other Obligor and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Special Interest, if any, on the Notes in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Note Documents;

                  (b) impair, as between the Company, any other Obligor and holders of Term Loans, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest, on the Term Loans in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Term Loan Documents;

                  (c) impair, as between the Company, any other obligor under a Qualified Credit Facility and holders of the loans under a Qualified Credit Facility, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest, on such loans in accordance with their terms or to perform any other obligation of the Company or any other obligor under a Qualified Credit Facility;

                  (d) affect the relative rights of holders of Note Obligations, Term Loan Obligations or Credit Facility Obligations and other creditors of the Company or any of its Subsidiaries;

                  (e) restrict the right of any holder of Secured Obligations or Credit Facility Obligations to sue for payments that are then due and owing;

                  (f) prevent the Trustee, the Administrative Agent, the Collateral Agent or the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations from exercising against the Company or any other Obligor any of its other available remedies upon a Default or Event of Default; or

                  (g) restrict the right of the Trustee, the Administrative Agent, the Collateral Agent or the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or insolvency or liquidation proceeding.

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                                  ARTICLE XII

                               COLLATERAL SHARING

SECTION 12.01. Equal and Ratable Lien Sharing by Holders of Notes and Holders of Term Loans.

         Notwithstanding (i) anything to the contrary contained in the Note Documents or the Term Loan Documents, (ii) the time, order or method of attachment of the Collateral Agent's Lien, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors: (1) all Liens at any time granted to secure any Secured Obligations will secure Equally and Ratably all of the Notes (including additional Notes permitted by clause (2) of the definition of "Permitted Liens"), all other present and future Note Obligations, all of the Term Loans (including additional Term Loans permitted by clause (2) of the definition of "Permitted Liens") and all other present and future Term Loan Obligations, and
(2) all proceeds of Collateral encumbered by such Liens shall be allocated and distributed Equally and Ratably on account of the Note Obligations and Term Loan Obligations.

SECTION 12.02.    Enforcement.

         The provisions of Section 12.01 hereof are binding upon and intended for the benefit of the Collateral Agent and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce such provisions as a third party beneficiary thereof.

SECTION 12.03.    Amendment.

                  (a) No amendment or supplement to the provisions of this
Article XII that adversely affects the right of any holder of Secured Obligations to share in the Collateral Equally and Ratably will become effective without the consent of each such holder.

                  (b) Any such amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the consent of the Collateral Agent.

         No waiver of the provisions of this Article XII will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 12.03, by the party to be bound thereby.

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                                  ARTICLE XIII

                                   GUARANTEES

SECTION 13.01.    Subsidiary Guarantees.

         Subject to Section 13.05 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, and each Person who in the future becomes a Guarantor by executing a supplemental indenture in the form attached to this Indenture as Exhibit E shall, jointly and severally, unconditionally guarantee, on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company hereunder and thereunder, that:

                  (a) the principal of, and premium, if any, and interest (including Special Interest), if any, on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and premium, if any, and (to the extent permitted by law) interest (including Special Interest), if any, on, the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

                  (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

         Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder and under the Notes in the same manner and to the same extent as the Obligations of the Company hereunder and under the Notes. This is a guarantee of payment and not of collection, and, to the maximum extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert or take advantage of, and each Guarantor's liability under its Subsidiary Guarantee shall be absolute and unconditional irrespective of:

                           (i) any right to require the Trustee to proceed against the Company or any other Person or to resort to, proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power before proceeding against such Guarantor;

                           (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of any of the obligations guaranteed hereunder;

                           (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by such Guarantor or the revocation or repudiation of any of the Note Documents by the Company, any other Guarantor or

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         any other Person or the failure of any Guarantor to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Company or any other Person;

                           (iv) the unenforceability in whole or in part of any of the Note Documents or any other instrument, document or agreement;

                           (v) any election, in any proceeding by or against the Company or any other Person under the Bankruptcy Code, of the application of Section 1111(b)(2) of such Code;

                           (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

                           (vii) demand, presentment, protest and notice of any kind, and notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, a Guarantor or any other Person under this or any other instrument, in connection with any of the obligations guaranteed hereunder or any collateral now or hereafter given for any of such obligations;

                           (viii) any defense based upon an election of remedies by the Trustee, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of such Guarantor or any other Guarantor, or the right of such Guarantor, any other Guarantor or any other Person to proceed against the Company for reimbursement, or both;

                           (ix) any suretyship defense or right of any nature otherwise available to such Guarantor under the laws of any state, including, without limitations, provisions to the effect that:

                                    (A) the obligation of a surety must not be
                  either larger in amount or in other respects more burdensome than that of the principal;

                                    (B) a surety is not liable if for any reason
                  other than the mere personal disability of the principal, there is no liability upon the part of the principal at the time of execution of the contract, or the liability of the principal thereafter ceases;

                                    (C) a surety is exonerated if the creditor
                  alters the original obligation of the principal without the consent of the surety;

                                    (D) a surety is exonerated to the extent
                  that the creditor fails to proceed against the principal, or to pursue any other remedy in the creditor's power which the surety cannot pursue and which would lighten the surety's burden;

                                    (E) a surety may compel its principal to
                  perform the obligation when due;

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                                     (F) if a surety satisfies the principal
                  obligation, or any part thereof, the principal is obligated to reimburse the surety for the amounts paid by the surety;

                                     (G) a surety, upon satisfaction of the
                  obligation of the principal, is entitled to enforce remedies which the creditor then has against the principal;

                                     (H) a surety is entitled to the benefit of
                  security held by the creditor for the performance of the principal obligation held by the creditor;

                                     (I) whenever the property of a surety is
                  hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation; and

                                     (J) the principal may designate the portion
                  of any obligation to be satisfied by the surety in the event that the principal provides partial satisfaction of such obligation; and

                           (x) any rights to direct the manner in which, or the order in which, the Trustee must proceed to recover against any collateral given by such Guarantor, any other Guarantor or any other Person to secure the obligations secured hereunder, including, without limitation, any prohibition against obtaining a deficiency judgment and any requirement that any deficiency judgment be obtained only through judicial proceedings, including, without limitation:

                                     (A) any rights under Section 580b or 580d
                  of the California Code of Civil Procedure or under Section 726 of the California Code of Civil Procedure;

                                     (B) any rights under Section 32-19-06.1 of
                  the North Dakota Century Code;

                                     (C) any rights under Sections 45-1503,
                  45-1505(4), 45-1512 and 6-108 of the Idaho Code;

                                     (D) any rights under Section 78-37-1 of the
                  Utah Code; and

                                     (E) any rights under RCW 61.12.120, RCW
                  61.24.030(4) and RCW 61.24.100.

         The Company (and the Obligors) and all other Persons bound by the Note Obligations are personally obligated and fully liable for all amounts due under the Note Obligations. The Collateral Agent (and the Trustee) has the right to sue on the Note Obligations and obtain a personal judgment against the undersigned Obligors or any other Person bound by this Indenture for satisfaction of all amounts due under the Note Obligations either before, after or without a judicial foreclosure of the mortgage or deed of trust under Alaska Statute Section 09.45.170 - Section 09.45.220. Each Guarantor hereby acknowledges that none of the Trustee, any Holder and ANY other Person have a duty to disclose to such Guarantor any facts such Person may now or

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hereafter know about the Company, regardless of whether such Person has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, it being understood and agreed that each Guarantor is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment or nonperformance of any obligations hereby guaranteed. Each Guarantor further acknowledges that the suretyship defenses and rights waived hereunder may provide partial or complete defenses to the recovery by the Trustee from such Guarantor and/or grant such Guarantor certain rights, the enforcement or realization of which could reduce or eliminate such Guarantor's liability hereunder to the Company.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right to exercise any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby, except as provided under Section 13.05 hereof. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor pursuant to Section 13.05 hereof after the Notes and the Obligations hereunder shall have been paid in full to the Holders under the Subsidiary Guarantees.

SECTION 13.02. Execution and Delivery of Additional Subsidiary Guarantee or Supplemental Indenture; Notation of Subsidiary Guarantee.

         To effect any additional Subsidiary Guarantee set forth in Section
13.01 hereof, any future Guarantor shall execute and deliver a supplemental indenture substantially in the form of Exhibit E hereto, which supplemental indenture shall be entered into in accordance with Section 4.17 hereof and shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

         To evidence its Subsidiary Guarantee set forth in Section 13.01 hereof, each Guarantor of a Note hereby agrees that a notation of such Subsidiary Guarantee substantially in the form set forth on Exhibit A hereof shall be endorsed by manual or facsimile signature of an Officer of such Guarantor or of the Company as attorney-in fact for such Guarantor on each such Note authenticated and delivered by the Trustee, and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor. For so long as a Subsidiary Guarantee of such Guarantor remains in full force and effect, each Guarantor hereby irrevocably appoints the Company as its attorney-in-fact for the purpose of executing in

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the name and on behalf of such Guarantor any endorsement of a notation of a
Subsidiary Guarantee on any Note. If an Officer of the Company whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 13.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each or any Note a notation of such Subsidiary Guarantee.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         For so long as a Subsidiary Guarantee of such Guarantor remains in full force and effect, each Guarantor hereby irrevocably appoints the Company as its attorney-in-fact for the purpose of executing in the name and on behalf of such Guarantor any supplemental indenture to this Indenture, or consent to any such supplemental indenture, which the Company and the Trustee are authorized to enter into pursuant to Sections 9.01 or 9.02 of this Indenture.

SECTION 13.03.    Guarantors May Consolidate, Etc., on Certain Terms.

                  (a) Except as set forth in Articles IV and V hereof and this
Section 13.03, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

                  (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor hereunder, pursuant to a supplemental indenture substantially in the form of Exhibit E hereto and other documentation in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, all Security Documents delivered by that Guarantor, and, if then in effect, the Registration Rights Agreement, and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the Collateral Agent for the benefit on the holders of the Secured Obligations; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; provided, however, that this clause (iii) shall be suspended for so long as the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants subject to Section 4.19 hereof.

         Notwithstanding the foregoing paragraph (and in the case of clause
(iii) of this paragraph, notwithstanding Section 13.03(c) hereof), (i) any Guarantor other than a Pipeline Subsidiary may consolidate with, merge into or transfer all or a part of its properties and assets to the Company

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or any other Guarantor, (ii) any Guarantor may consolidate with, merge into or transfer all or a part of its properties and assets to a Restricted Subsidiary of the Company that has no significant assets or liabilities and was incorporated, organized or formed solely for the purpose of reincorporating or otherwise reorganizing such Guarantor in another State of the United States; provided that, in each case, such successor, resultant or transferee Person continues to be a Guarantor and to have the same obligations under the Notes, this Indenture, all of the Security Documents and, if then in effect, the Registration Rights Agreement and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the Collateral Agent for the benefit of the holders of the Secured Obligations, and (iii) subject to the provisions of Section 13.04 hereof, upon the disposition (including by way of merger, consolidation or otherwise) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, that Guarantor shall be released from its obligations under its Subsidiary Guarantee and all of the other obligations of that Guarantor under this Indenture, the Notes, all of the other Note Documents and, if then in effect, the Registration Rights Agreement, all security interests granted by that Guarantor to the Collateral Agent shall be released and any related resultant, surviving or transferee Person shall not be required to assume any of such obligations.

                  (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture substantially in the form of Exhibit E hereto and other documentation in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, all Security Documents delivered by that Guarantor, and, if then in effect, the Registration Rights Agreement, and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the Collateral Agent for the benefit on the holders of the Secured Obligations, in each case executed and delivered to the Trustee or the Collateral Agent, as appropriate, and, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 13.04.    Releases.

                  (a) In the event of any sale or other disposition, whether in one or a series of related transactions, of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition, whether in one or a series of related transactions, of all of the Capital Stock of any Guarantor in compliance with this Indenture to any entity that is not the Company or a Subsidiary of the Company, then such Guarantor and such acquiring, resulting, surviving or transferee Person will be released and relieved of any obligations under any Subsidiary Guarantee; provided, however, that the Net Proceeds of such

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sale or other disposition will be applied in accordance with Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligation under its Subsidiary Guarantee and this Indenture. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and premium, if any, interest and Special Interest, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article XIII.

                  (b) Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the Terms of this Indenture, such Guarantor shall be released and relieved of its obligations under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Indenture, including, without limitation, Section 4.07 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligation under its Subsidiary Guarantee and this Indenture. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, and premium, if any, interest and Special Interest, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article XIII.

SECTION 13.05.    Limitation on Guarantor Liability; Contribution.

         For purposes hereof, each Guarantor's liability under its Subsidiary Guarantee shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is the amount set forth in clause
(ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's Obligations with respect to its Subsidiary Guarantee.

SECTION 13.06.    Trustee to Include Paying Agent.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIII shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XIII in place of the Trustee.

                                  ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 14.02.    Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

              If to the Company or any Guarantor:

                      Tesoro Petroleum Corporation
                      300 Concord Plaza Drive
                      San Antonio, Texas 78216-6999
                      Attention: Corporate Secretary

              With a copy to:

                      Fulbright & Jaworski L.L.P.
                      1301 McKinney, Suite 5100
                      Houston, Texas 77010
                      Attention:  Charles L. Strauss, Esq.

              If to the Trustee:

                      The Bank of New York
                      101 Barclay Street - Floor 8 West
                      New York, NY 10286
                      Fax No.:  (212) 815-5707
                      Attention: Corporate Trust Administration

              If to the Collateral Agent:

                      Wilmington Trust Company
                      1100 North Market Street
                      Wilmington, Delaware 19890
                      Fax No.: (302) 636-4145
                      Attention: Mary St. Amand
                      Ref: Tesoro Petroleum Collateral Agency

         The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or anY defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

SECTION 14.03.    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights undeR this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.05.    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 14.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, manager, incorporator, partner, member or stockholder or other owner of Capital Stock of the Company or any of its Subsidiaries, or of any member, partner or stockholder of any such entity, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, the Subsidiary Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14.08.    Governing Law.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 14.09.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10.    Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of each Guarantor in this Indenture and the Subsidiary Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.11.    Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.12.    Counterpart Originals.

         The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.13.    Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

Dated as of April 17, 2003

                                         TESORO PETROLEUM CORPORATION

                                         By: /s/ GREGORY A. WRIGHT
                                            ---------------------------------
                                            Name: Gregory A. Wright
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                         FAR EAST MARITIME COMPANY
                                         GOLD STAR MARITIME COMPANY
                                         TESORO FINANCIAL SERVICES HOLDING
                                         COMPANY
                                         VICTORY FINANCE COMPANY

                                         By: /s/ G. SCOTT SPENDLOVE
                                            ---------------------------------
                                            Name: G. Scott Spendlove
                                            Title: Attorney in Fact

                                         DIGICOMP INC.
                                         KENAI PIPE LINE COMPANY
                                         SMILEY'S SUPER SERVICE, INC.
                                         TESORO ALASKA COMPANY
                                         TESORO ALASKA PIPELINE COMPANY
                                         TESORO AVIATION COMPANY
                                         TESORO GAS RESOURCES COMPANY, INC.
                                         TESORO HAWAII CORPORATION
                                         TESORO HIGH PLAINS PIPELINE COMPANY
                                         TESORO MARINE SERVICES HOLDING COMPANY
                                         TESORO MARINE SERVICES, LLC
                                             By: Tesoro Marine Services Holding
                                             Company, as sole member
                                         TESORO MARITIME COMPANY
                                         TESORO NORTHSTORE COMPANY
                                         TESORO PETROLEUM COMPANIES, INC.
                                         TESORO REFINING AND MARKETING COMPANY

                                         TESORO TECHNOLOGY COMPANY
                                         TESORO TRADING COMPANY
                                         TESORO VOSTOK COMPANY
                                         TESORO WASATCH, LLC

                                               By: Tesoro Petroleum Corporation,
                                               as sole member

                                         By: /s/ SHARON L. LAYMAN
                                            -----------------------------------
                                            Name: Sharon L. Layman
                                            Title: Vice President and Treasurer

                                         THE BANK OF NEW YORK, as Trustee

                                         By: /s/ VAN K. BROWN
                                            -----------------------------------
                                            Name: Van K. Brown
                                            Title: Vice President

                                    EXHIBITS

Exhibit A         FORM OF NOTE

Exhibit B         FORM OF CERTIFICATE OF TRANSFER

Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR

Exhibit E         FORM OF SUPPLEMENTAL INDENTURE - ADDITIONAL SUBSIDIARY
                  GUARANTEES

Exhibit F         REGISTRATION RIGHTS AGREEMENT

Exhibit G         FORM OF MORTGAGE

                                    EXHIBIT A

                                 (FACE OF NOTE)

THE SECURITIES COVERED HEREBY WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT GREG WRIGHT, THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT TESORO PETROLEUM CORPORATION, 300 CONCORD PLAZA DRIVE, SAN ANTONIO, TEXAS 78216-6999, 210-828-8484, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF SUCH ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY.

                                                           CUSIP/CINS __________

                        8% Senior Secured Notes due 2008

No. [__]                                                             $__________

                          TESORO PETROLEUM CORPORATION

promises to pay to ______________________________

or registered assigns,

the principal sum of _____________________________

Dollars on April 15, 2008.

Interest Payment Dates: April 15 and October15.

Record Dates: April 1 and October 1.

                                               TESORO PETROLEUM CORPORATION

                                               By:_________________________
                                               Name:
                                               Title:

This is one of the Global Notes
referred to in the within-mentioned
Indenture:

THE BANK OF NEW YORK,
AS TRUSTEE

By:________________________________________    Dated:

         Authorized Signatory

                                 (Back of Note)

                        8% Senior Secured Notes due 2008

[THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS
(I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE TIME OF DELIVERY OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT. THE TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.]

 [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

 [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8% per annum, from April 17, 2003 until maturity and shall pay the Special Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from date of authentication; provided, further, that the first Interest Payment Date shall be October 15, 2003. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Special Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of April 17, 2003 ("Indenture") among the Company, the Guarantors and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subjecT to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $725,000,000 in aggregate principal amount. The Notes are secured pursuant to the Security Documents referred to in the Indenture.

         5. Optional Redemption.

                  (a) Except as set forth in subparagraph (b) of this paragraph 5, the Notes shall not be redeemable at the Company's option prior to April 15, 2006. Thereafter, the Notes will be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

              YEAR                                        PERCENTAGE
              ----                                        ----------
2006...............................                        104.000%
2007 and thereafter................                        100.000%

                  (b) Notwithstanding the foregoing, at any time or from time to time on or before to April 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest, if any, and Special Interest thereon, if any, to the redemption date, with the net cash proceeds of any one or more

Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after each occurrence of such redemption; and provided, further, that each such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

         6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. Collateral and Security; Intercreditor Obligations. The Notes and the Subsidiary Guarantees will be secured together with the Term Loans and the guarantees of the Term Loans by the Guarantors, Equally and Ratably, by first priority security interests (subject to Permitted Prior Liens), granted to the Collateral Agent for the benefit of the holders of the Secured Obligations, in all of the Collateral. Holders of the Notes shall have the rights set forth in the Security Documents with respect to such Collateral. The Collateral Agent is or may become required to perform certain obligations relating to the Collateral for the benefit of the Credit Facility Agent under a Qualified Credit Facility as set forth in the Indenture.

         8. Repurchase at Option of Holder.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer described in the Indenture at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sales and the aggregate amount of Excess Asset Sale Proceeds exceeds $15,000,000, the Company will commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture (pro rata in proportion to outstanding Indebtedness that is pari passu with the Notes that require asset sales offers, including the Term Loans) to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased or prepaid, as applicable, out of the Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, the Company and its Restricted Subsidiaries may use such deficiency for general corporate purposes and any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, the Company shall select the Notes and such other Indebtedness to be purchased on a pro rata basis.

                  (c) If the Company or a Restricted Subsidiary consummates any Asset Sales that constitute a Sale of Collateral and the aggregate amount of Excess Proceeds from the Sale of

Collateral exceeds $15,000,000, the Company will commence an offer to all Holders of Notes (a "Collateral Proceeds Offer") pursuant to Section 3.09 of the Indenture (with the Excess Proceeds from the Sale of Collateral prorated between the Holders of Notes and the holders of Term Loans based upon outstanding aggregate principal amounts) to purchase the maximum principal amount of Notes that may be purchased and Term Loans that may be prepaid, in each case, out of the prorated Excess Proceeds from the Sale of Collateral, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and Term Loans tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Collateral Proceeds Offer is less than the Excess Proceeds from the Sale of Collateral, the Company and its Restricted Subsidiaries may use such Excess Proceeds from the Sale of Collateral, free and clear of any Liens created by any Security Documents or otherwise for the benefit of any holder of Secured Obligations, for general corporate purposes and any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and Term Loans surrendered by holders thereof exceeds the amount of the prorated Excess Proceeds from the Sale of Collateral, the Trustee shall select the Notes to be purchased on a pro rata basis and the Administrative Agent shall select the Term Loans to be repaid on a pro rata basis.

                  (d) Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer or a Collateral Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Special Interest, if any, cease to accrue on Notes or portions thereof called for redemption.

         10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or sale of assets pursuant to Article V of the Indenture or to add any Person as a Guarantor or to release any Guarantor or otherwise comply with Article XIII of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to allow any Guarantor to Guarantee the Notes, to release any Guarantor from any of its obligations under the Indenture or its Guarantee pursuant to the terms of the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Security Documents or the Indenture or any release of Collateral that becomes effective as set forth in the Security Documents or the Indenture, to conform the text of the Indenture, the Notes, the Subsidiary Guarantees or the Security Documents to any provision of the Description of the Notes section of the Offering Circular for the Offering of the Original Notes to the extent that such provision in the Description of the Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Subsidiary Guarantees or the Security Documents, or to reflect any waiver or termination of any right arising under the provisions of the Indenture that otherwise would be enforceable by any holder of a Term Loan Obligation, if such waiver or termination is set forth in the agreement governing such Term Loan Obligation, provided that no such waiver or amendment shall adversely affect the rights of Holders of Notes.

         13. Defaults and Remedies. Events of Default include: (a) default in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes and such default continues for a period of 30 days; (b) default in the payment when due of principal of, or premium, if any, on, the Notes; (c) failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions of Sections 4.15 and 5.01 of the Indenture; (d) failure by the Company or any of its Restricted Subsidiaries to observe or perform any other covenant or other agreement in the Indenture, the Notes or the Security Documents for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20,000,000 or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within 10 Business Days after the running of such grace period or the occurrence of such acceleration; (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, and such judgment or judgments remain unpaid, unstayed or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid or undischarged judgments exceeds $20,000,000 (excluding amounts covered by insurance); (g) any Security Document or any Lien purported to be granted thereby on any one or more items of Collateral having an aggregate Fair Market Value in excess of $20,000,000 is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the Indenture) to be fully enforceable and perfected;
(h) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document; (i) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that, when taken together, would constitute a Significant Subsidiary or any of its Significant Subsidiaries; or (j) except as permitted in the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of termination of the Indenture or the release of such Subsidiary Guarantee in accordance with the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         15. No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are, or were issued in exchange for, Original Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 17, 2003 among the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Initial Notes other than Original Notes, Holders of such Restricted Global Notes and Restricted Global Notes shall have the rights set forth in one or more similar agreements that the Company and other parties may enter into in relation to such other Initial Notes, in each case as such agreement may be amended, modified or supplemented from time to time (collectively, the "Registration Rights Agreement").

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and/or the Security Documents. Requests may be made to:

                  Tesoro Petroleum Corporation
                  300 Concord Plaza Drive
                  San Antonio, Texas 78216-6999
                  Attention: Vice President, Finance and Treasurer.

20.      GOVERNING LAW.    THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

                        NOTATION OF SUBSIDIARY GUARANTEES

         Payment of principal of, and premium, if any, interest and Special Interest, if any, on, this Note is jointly, severally, and unconditionally guaranteed on a senior basis to the extent and in the manner set forth in the Indenture by the Guarantors who have become parties to the Indenture, including the Guarantors duly endorsing this notation. Subsidiary Guarantees are subject to release under circumstances set forth in the Indenture.

                                       FAR EAST MARITIME COMPANY
                                       GOLD STAR MARITIME COMPANY
                                       TESORO FINANCIAL SERVICES HOLDING COMPANY
                                       VICTORY FINANCE COMPANY

                                       By:_______________________________
                                          Name:
                                          Title:

                                       DIGICOMP INC.
                                       KENAI PIPE LINE COMPANY
                                       SMILEY'S SUPER SERVICE, INC.
                                       TESORO ALASKA COMPANY
                                       TESORO ALASKA PIPELINE COMPANY
                                       TESORO AVIATION COMPANY
                                       TESORO GAS RESOURCES COMPANY, INC.
                                       TESORO HAWAII CORPORATION
                                       TESORO HIGH PLAINS PIPELINE COMPANY
                                       TESORO MARINE SERVICES HOLDING COMPANY
                                       TESORO MARINE SERVICES, LLC
                                              By: Tesoro Marine Services Holding
                                              Company, as sole member
                                       TESORO MARITIME COMPANY
                                       TESORO NORTHSTORE COMPANY
                                       TESORO PETROLEUM COMPANIES, INC.
                                       TESORO REFINING AND MARKETING COMPANY

                                       TESORO TECHNOLOGY COMPANY
                                       TESORO TRADING COMPANY
                                       TESORO VOSTOK COMPANY
                                       TESORO WASATCH, LLC
                                              By: Tesoro Petroleum Corporation,
                                              as sole member
                                       By:______________________________
                                          Name:
                                          Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date:
Your Signature:________________________________________________________________
          (Sign exactly as your name appears on the face of this Note)

                               SIGNATURE GUARANTEE

_______________________________________________________________________________

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [ ] Section 4.10           [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

         $_____________________________

Date:

Your Signature:
________________________________________________________________________________
           (Sign exactly as your name appears on the face of the Note)

Tax Identification No.:_________________________________________________________

                               SIGNATURE GUARANTEE

________________________________________________________________________________

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                     AMOUNT OF DECREASE IN      AMOUNT OF INCREASE IN     PRINCIPAL AMOUNT OF THIS       SIGNATURE OF AUTHORIZED
                   PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THIS   GLOBAL NOTE FOLLOWING SUCH   SIGNATORY OF TRUSTEE OR NOTE
DATE OF EXCHANGE          GLOBAL NOTE                GLOBAL NOTE           DECREASE (OR INCREASE)               CUSTODIAN
-----------------------------------------------------------------------------------------------------------------------------------

----------
***      This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Tesoro Petroleum Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Attention: Corporate Secretary

The Bank of New York
101 Barclay Street - Floor 8 West
New York, NY 10286
Attention: Corporate Trust Administration

        Re: Tesoro Petroleum Corporation 8% Senior Secured Notes due 2008

         Reference is hereby made to the Indenture, dated as of April 17, 2003 (the "Indenture"), among Tesoro Petroleum Corporation, as issuer (the "Company"), the Guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________________ (the "Transferor"), owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ____________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

                  (d) [ ] such Transfer is being effected to an accredited investor within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investor") or pursuant to another exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, if the Transfer is to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_________________________________________
[Insert Name of Transferor]

By:______________________________________
   Name:
   Title:

Dated:___________________________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                           (i) [ ] 144A Global Note (CUSIP ___________), or

                           (ii) [ ] Regulation S Global Note (CUSIP
___________); or

                           (iii) [ ] IAI Global Note (CUSIP ___________); or

                  (b) [ ] a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ] a beneficial interest in the:

                           (i) [ ] 144A Global Note (CUSIP ___________), or

                           (ii) [ ] Regulation S Global Note (CUSIP
___________), or

                           (iii) [ ] IAI Global Note (CUSIP ___________); or

                           (iv) [ ] Unrestricted Global Note (CUSIP
___________); or

                  (b) [ ] a Restricted Definitive Note.

                  (c) [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Tesoro Petroleum Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Attention: Corporate Secretary

The Bank of New York
101 Barclay Street - Floor 8 West
New York, NY 10286
Attention: Corporate Trust Administration

        Re: Tesoro Petroleum Corporation 8% Senior Secured Notes due 2008

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of April 17, 2003 (the "Indenture"), among Tesoro Petroleum Corporation, as issuer (the "Company"), the Guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficiary interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the

                                   [CHECK ONE]

[ ] 144A Global Note    [ ] Regulation S Global Note    [ ] IAI Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                    ____________________________
                                                    [Insert Name of Owner]

                                                    By:_________________________
                                                       Name:
                                                       Title:

Dated:_____________________

                                                                       EXHIBIT D

                FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                               ACCREDITED INVESTOR

Tesoro Petroleum Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Attention: Corporate Secretary

The Bank of New York
101 Barclay Street - Floor 8 West
New York, NY 10286
Attention: Corporate Trust Administration

        Re: Tesoro Petroleum Corporation 8% Senior Secured Notes due 2008

         Reference is hereby made to the Indenture, dated as of April 17, 2003 (the "Indenture"), among Tesoro Petroleum Corporation, as issuer (the "Company"), the Guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $______________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

         we confirm that:

1. we are an "accredited investor" within the meaning of Rule 501(a)(1), (2),
     (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act (an "institutional accredited investor");

2. (A) any purchase of the Notes by us will be for our own account or for the account of one or more other institutional accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

3. we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

4. we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

5. we have received a copy of the Offering Circular relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes; and

6. (A) we are not an employee benefit plan or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or
     Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include assets of such a plan or arrangement (pursuant to 29 C.F.R. Section 2510.3-101 or otherwise), and we are not purchasing (and will not hold) the Notes on behalf of, or with the assets of, any such plan, arrangement or entity; or (B) our purchase and holding of the Notes are completely covered by the full exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

         We understand that the Notes were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act or any state securities laws, and they were offered for resale in transactions not requiring registration under the Securities Act. We agree, on our own behalf, and on behalf of each account for which we acquire any Notes, that if in the future we decide to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) inside the United States to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (d) inside the United States, to an institutional accredited investor that, prior to such transfer, furnishes to the trustee, a signed letter similar to this letter containing certain representations relating to restrictions on transfer of the note evidenced hereby, (e) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any State or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. We further agree to provide any person purchasing any of the Notes other than pursuant to clause (b) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Notes we receive will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         We acknowledge that you and the Company will rely upon the truth and accuracy of our acknowledgments, confirmations and agreements in this letter. Further, we acknowledge and agree that you and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or, official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                        [Insert Name of Accredited Investor]

                                        By:_____________________________________
                                           Name:
                                           Title:

Dated:_____________________

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

                        ADDITIONAL SUBSIDIARY GUARANTEES

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, 200__ among Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), [name of New Guarantor] (the "New Guarantor"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

         WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented and in effect, the "Indenture"), dated as of April 17, 2003, providing for the initial original issuance of an aggregate principal amount of $375,000,000 of 8% Senior Secured Notes due 2008 (the "Notes");

         WHEREAS, Article XIII of the Indenture provides that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture as a Guarantor thereunder.

         3. No Recourse Against Others.

         4. No past, present or future director, officer, employee, manager, incorporator, partner, member, agent, shareholder or other owner of Capital Stock of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a

Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
                                                TESORO PETROLEUM CORPORATION

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                [New Guarantor]

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                THE BANK OF NEW YORK,
                                                     as Trustee

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE I

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
Attn: Ane C. Priester
________________________________________________________________________________
                                             (SPACE ABOVE RESERVED FOR RECORDER)

          DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS AND LEASES
                             AND SECURITY AGREEMENT

                             DATED AS OF __________

                                     MADE BY

                       _________________________________,

                                   as Grantor

                                       TO

                      ____________________________________,
                              as Mortgage Trustee,

                               FOR THE BENEFIT OF

                            WILMINGTON TRUST COMPANY,

                        as Collateral Agent, Beneficiary

       The maximum amount of indebtedness secured hereby is $725,000,000.

             DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS AND
                          LEASES AND SECURITY AGREEMENT

         THIS DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (this "Deed of Trust") dated as of ___________, 200_ is made by TESORO [ENTITY], a ___________ corporation ("Grantor"), whose address is c/o Tesoro Petroleum Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, to First American Title Insurance Company ("Mortgage Trustee"), for the use and benefit of Wilmington Trust Company, a Delaware banking corporation, whose address is 1100 North Market Street, Wilmington, Delaware, in its capacity as Collateral Agent (in such capacity, together with its successors and assigns, "Beneficiary") under the Collateral Agency Agreement dated April 17, 2003 among Beneficiary, Tesoro Petroleum Corporation (the "Company"), each of the Guarantors (as defined below), Trustee (as defined below), and the Administrative Agent (as defined below). References to this Deed of Trust shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in that certain Indenture dated April 17, 2003 (as amended, and amended and restated, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (in such capacity, together with its successors and assigns, the "Trustee") and/or that certain Credit and Guaranty Agreement dated April 17, 2003 (as amended, and amended and restated, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement") among the Company, certain subsidiaries of the Company, as guarantors, Goldman Sachs Credit Partners L.P., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent") the lenders from time to time party thereto (the "Lenders") and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and syndication agent, as applicable.

                                   Background

         A. Grantor (i) is the owner of the interests in real property described on Schedule A attached hereto (the "Land") and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures located on the Land (collectively, the "Improvements", with the Land and the Improvements being collectively referred to as the "Real Estate").

         B. Company is the Issuer under the Indenture and Company is the borrower under the Term Loan Agreement.

         C. Pursuant to the terms and conditions of the (1) Indenture, Company will issue certain Notes in an aggregate principal amount not to exceed $375,000,000 and (2) Term Loan Agreement, Lenders will make certain Term Loans to Company in an aggregate principal amount not to exceed $200,000,000. Subject to the applicable terms and conditions of the Indenture and Term Loan Agreement, the Notes and the Term Loans are subject to an increase by an amount not to exceed $150,000,000 in the aggregate. The maximum aggregate principal amount of the Notes and Term Loans and the aggregate principal amount of the indebtedness secured hereunder shall not exceed $725,000,000.

         D. Pursuant to the terms and conditions of the guaranty under the Term Loan Agreement (the "Loan Guarantee"), Grantor has agreed to guaranty the obligations of Company under the Term Loan Agreement and the Term Loans. Pursuant to the terms and conditions of the Subsidiary Guarantee under the Indenture (the "Note Guarantee," and together with the Loan Guarantee, the "Guarantees"), Grantor has agreed to guaranty the obligations of Company under the Indenture and the Notes. Grantor, a subsidiary of the Company, will receive substantial direct and indirect benefit from the extensions of credit made to the Company pursuant to the Term Loan Agreement and Indenture. Grantor is executing and delivering this Deed of Trust to secure its obligations under the Guarantees.

         FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR AGREES TO SECURE the payment and performance of all obligations and liabilities of Grantor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Guarantees or this Deed of Trust, including, without limitation, all fees, charges and disbursements of counsel to the Trustee, the Administrative Agent, Collateral Agent or any Secured Party, that are required to be paid by Grantor pursuant to the terms of the Guarantees, this Deed of Trust or any other Term Loan Document or Note Document (collectively, the "Obligations").

GRANTOR HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO MORTGAGE TRUSTEE, IN TRUST, WITH POWER OF SALE, THE FOLLOWING:

         (A)      the Real Estate;

         (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof or in and to the gores of land, streets, ways, alleys, passages, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, including any reversions or remainders thereof, and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

         (C) all right, title and interest of Grantor in, to and under all easements, rights of way, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses and tenements belonging, relating or appertaining to the Real Estate;

         (D) all right, title and interest of Grantor, in and to all real property, fixtures or equipment owned or leased by Grantor (a) located on, contiguous to or connected with and in reasonable proximity to, the Real Estate or (b) necessary, used or useful for or in connection with the ownership, expansion, operation, use or maintenance of the Real Estate;

         (E) all right, title and interest of Grantor in and to any and all substitutes and replacements of, and all additions and improvements, constructed, assembled or placed by Grantor or with the permission of Grantor in, on or at the Real Estate, immediately upon such acquisition, including, without limitation, any and all building materials whether stored in, on or at the Real Estate or offsite, and, in each such case, without any further conveyance assignment or other act;

         (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or any part thereof, now existing or subsequently entered into and whether written or oral, and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in cash and securities deposited thereunder;

         (G) all unearned premiums to and under insurance policies now or subsequently obtained by Grantor relating to the Real Estate and Grantor's interest in and to any such insurance policies and all proceeds of any such insurance policies (including title insurance policies), including the right to collect and receive such proceeds, and all awards and other compensation, including any interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

         (H) any and all monies now or subsequently on deposit in segregated accounts for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;

         (I) the right to receive and collect the revenues, income, rents, issues and profits of or from the Real Estate, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Estate (as defined below) (collectively, the "Rents"); and

         (J)      the Collateral (as defined in the Security Agreement);

Excluding, however, from any of the assets, property and rights and interests otherwise included in paragraphs (C) through (I) above, or any of them, the Excluded Assets.

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the Premises and the foregoing clauses (A) through (J) are collectively referred to as the "Trust Estate.")

         TO HAVE AND TO HOLD the Trust Estate and the rights and privileges hereby granted unto Mortgage Trustee, its successors and assigns for the uses and purposes set forth, in trust WITH POWER OF SALE.

         FIXTURE FILING. The personal property in which Beneficiary has a security interest includes goods which are or shall become fixtures on the Real Estate. This Deed of Trust is intended to serve as a fixture filing pursuant to the terms of Sections 9-334 and 9-502 of the Uniform Commercial Code. This filing is to be recorded in the real estate records of the county in which the Real Estate is located. This filing remains in effect as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Real Estate. In that regard, the following information is provided:

                  Name of Debtor                Tesoro [Entity]

                  Address of Debtor             c/o Tesoro Petroleum Corporation
                                                300 Concord Plaza Drive
                                                San Antonio, Texas 78216-6999

                  Name of Secured Party         Wilmington Trust Company in its
                                                capacity as Collateral Agent for
                                                the holders of the Notes under
                                                the Indenture and the Lenders
                                                under the Term Loan Agreement
                                                and each other Secured Party.

                  Address of Secured Party      Wilmington Trust Company
                                                Corporate Trust Administration
                                                1100 North Market Street
                                                Wilmington, Delaware 19890

                              Terms and Conditions

         Grantor further represents, warrants, covenants and agrees with Beneficiary as follows:

         1. Warranty of Title. Grantor warrants that it owns fee simple title to the Real Estate other than the parcels specifically noted as easements on Schedule A attached hereto, subject only to Permitted Liens and the matters set forth on Schedule B to the title insurance policy being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions").

         2.       Payment of Taxes and Other Impositions.

         (a) Grantor shall pay prior to delinquency any and all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a charge on any of the Trust Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"), and procure and deliver to Beneficiary within thirty (30) days after Beneficiary shall have given a written request to Grantor, evidence satisfactory to Beneficiary of the timely payment of all Impositions; provided, however, that Grantor shall not be required to pay any Imposition if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings. Should Grantor fail to pay any Imposition, then Beneficiary, without obligation to do so and without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof, may pay such Imposition after the date such Imposition shall have become past due, and add to the Obligations the amount so paid, together with interest thereon at the Default Interest rate. Any sums paid by Mortgage Trustee or Beneficiary to discharge any Impositions, together with any interest charged thereupon, shall be a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the charge of this Deed of Trust.

         (b) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Estate or any part thereof, and shall not claim, to the extent any such claim could materially affect the lien of this Deed of Trust, any deduction from the taxable value of the Trust Estate by reason of this Deed of Trust.

         3.       Insurance.

         (a) Grantor shall keep the Trust Estate insured against damage by fire and other hazards covered by a standard extended coverage and all-risk insurance policy in such amounts, and with such self-insured retention, as shall be customary in the industry. Grantor shall also keep the Real Estate insured against loss by flood if the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, in the maximum limit of coverage available under said Act. All such insurance policies shall name Beneficiary as an additional insured, loss payee or mortgagee thereunder, as its interests may appear, with loss payable to Beneficiary, without contribution, under a standard mortgagee clause.

         (b) If Grantor is in default of its obligations to insure or deliver evidence of payment of any insurance policy or policies, then Beneficiary, at its option, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to the Beneficiary on demand such premium or premiums so paid by the Beneficiary with interest and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Obligations secured by this Deed of Trust.

         (c) Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, upon written demand to Grantor, require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary shall retain such funds in accordance with its normal practices for holding third-party funds. Grantor shall not be entitled to any interest thereon. Any funds so collected by Beneficiary shall be used solely to pay insurance premiums as they become due.

         (d) Grantor shall give immediate written notice of any casualty loss in excess of Five Million Dollars ($5,000,000) to the Collateral Agent, and the use and disposition of all insurance proceeds payable under any such policy on account of such loss, net of any related costs and expenses of receiving such proceeds, shall be governed by the relevant provisions of the Indenture and the Term Loan Agreement, or the Security Documents, as applicable.

         (e) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Estate in satisfaction of the Obligations, all right, title and interest of Grantor in and to any insurance policies then in force concerning the Premises shall pass to the purchaser or grantee, and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

         4. Compliance with Laws. Grantor shall observe and comply with all laws, ordinances, regulations, covenants, conditions and restrictions, including Environmental Laws, applicable to the ownership, use and operation of the Trust Estate; except, however, where the failure to so comply would not have a Material Adverse Effect.

         5. Maintenance, Repair, Alterations. Grantor shall continually operate, maintain and preserve the Trust Estate in good condition and repair and in a prudent and businesslike manner, consistent with the level of maintenance and repair in the industry. Without limiting the generality of the foregoing, Grantor shall:

         (a) conduct its turnaround programs for Improvements which constitute major processing facilities in a manner consistent with the turnaround programs, practices and time intervals of the industry;

         (b) cause any Improvements which constitute major processing facilities shut down other than for temporary repair, turnaround or replacement to be mothballed and preserved in accordance with the mothballing and preservation procedures used in the industry; and

         (c) maintain inspection and maintenance procedures to the same degree as that maintained by the industry.

For purposes of this Section 5, in determining the level of maintenance and repair in the industry, the age, current condition, use, regulatory requirements applicable to, and other aspects of the Real Estate shall be taken into account; and nothing contained herein shall require Grantor to maintain or preserve any portion of the Trust Estate where the failure to do so would not have a Material Adverse Effect.

         6. Rights of Tenants. This Deed of Trust is subject to the rights of any and all tenants of the Trust Estate now or hereafter existing and, for so long as said tenants are not in default under the terms of their respective leases and shall agree to attorn to Beneficiary (or Beneficiary's designee) upon its acquisition of title to the Trust Estate, Beneficiary shall not disturb the use or possession by said tenants to all or a portion of the Real Estate, as described in such tenant's lease. If an Event of Default shall have occurred and Beneficiary elects to foreclose this Deed of Trust, so long as said tenants are not in default under the terms of their respective leases, Beneficiary shall take no action or fail to take any action, as the case may be, the effect of which would be to terminate the rights of said tenants under their respective leases, provided that if, in order to validly foreclose the lien of this Deed of Trust, such lease must be terminated, Beneficiary may nevertheless proceed with such foreclosure but following the completion of such foreclosure shall enter into a new lease of the Trust Estate with such tenant on the same terms and conditions as those set forth in the then terminated lease. Grantor may, in the ordinary course of business and without the consent of Beneficiary, enter into any new leases or modify, surrender, terminate, extend or renew any lease now existing or hereafter created upon the Trust Estate, or any portion thereof, without the consent of Beneficiary. Beneficiary shall execute such other and further instruments as may be necessary to effectuate the terms of this paragraph.

         7. Condemnation/Eminent Domain. The use and disposition of any and all proceeds from any condemnation or eminent domain action against the Trust Estate, net of any related costs and expenses of receiving such proceeds, in excess of Five Million Dollars ($5,000,000), shall be governed by the relevant provisions of the Indenture and the Term Loan Agreement, or the Security Documents, as applicable. Grantor shall give immediate written notice of any condemnation or eminent domain action which is likely to result in net proceeds in excess of such amount and, if an Event of Default has occurred and is continuing, Beneficiary, at its option and in its sole discretion, may elect to participate in such proceeding and Grantor shall, at its expense, diligently prosecute any such proceeding.

         8. Beneficiary's Right to Perform. If Company or Grantor fails to perform certain covenants or agreements under the Indenture, Term Loan Agreement and/or Guarantees, and relating to the Trust Estate, the Beneficiary may, at any time (but shall be under no obligation to) pay or perform the same, provided that (other than in the case of an emergency), the Beneficiary shall have first given thirty (30) days' prior written notice to Company and Grantor of the Beneficiary's intention to do so, and neither Company nor Grantor shall have cured such failure within such thirty-day period. The amount of any payment or cost of performance by Beneficiary, with interest at the Default Interest rate, shall immediately be due from Grantor to Beneficiary upon written demand, and shall be added to the Obligations, and the same shall be secured by this Deed of Trust and shall be a lien on the Trust Estate prior to any right, title to, interest in or claim upon the Trust Estate attaching subsequent to the lien of this Deed of Trust.

         9.       Default, Remedies.

         (a) The occurrence of an Event of Default under the Indenture or the Term Loan Agreement shall constitute an "Event of Default" hereunder. Upon the occurrence of any Event of Default and during the continuance thereof, in addition to any other rights and remedies Beneficiary may have pursuant to the Note Documents and Term Loan Documents, or as provided by law, and without limitation, Beneficiary, to the extent permitted by applicable law, may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Estate, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                  (i) To the extent permitted by law, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees, upon the Obligations, all in such order as Beneficiary may reasonably determine. The entering upon and taking possession of the Trust Estate, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Estate or the collection, receipt and application of rents, issues or profits,

         Beneficiary shall be entitled to exercise every right provided for in the Note Documents or Term Loan Documents or by law;

                  (ii) Bring an action in any court of competent jurisdiction to foreclose this Deed of Trust against all or any part of the Trust Estate or to enforce any of the covenants, terms or conditions hereof, and Beneficiary shall have the right to specific performance, injunction and any other equitable right or remedy as though other remedies were not provided in this Deed of Trust;

                  (iii) Elect to cause the Trust Estate or any part thereof to be sold by the Mortgage Trustee in a non-judicial proceeding as permitted by law exercising the power of sale granted hereunder as further described hereafter, Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Estate may be sold.

         (b) Beneficiary may proceed as if all of the Trust Estate were real property, in accordance with subparagraph (d) below, or Beneficiary may elect to treat any of the Trust Estate which consists of personal property, in accordance with the Section hereof constituting this Deed of Trust and Security Agreement, separate and apart from the sale of real property, the remainder of the Trust Estate being treated as real property.

         (c) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest.

         (d) Should Beneficiary elect to sell the Trust Estate upon which Beneficiary elects to proceed under the laws governing foreclosure of or sales pursuant to Deeds of Trust, Beneficiary or Mortgage Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Mortgage Trustee, at the time and place specified by the notice of sale, shall sell such Trust Estate, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of the Section below authorizing Beneficiary to make payment by giving credit against the Obligations. Mortgage Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Estate consists of several lots or parcels, Beneficiary may elect to sell the Trust Estate either as a whole or in separate lots or parcels. If Beneficiary elects to sell in separate lots or parcels, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Grantor or Beneficiary, may purchase at the sale. Upon any sale, Mortgage Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied.

         (e) In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as an Event of Default, the giving of a notice of default, acceleration and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payments of purchase money, and any other fact affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts, and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

         (f) Beneficiary and/or Mortgage Trustee shall apply the proceeds of any sale or disposition hereunder in the order as provided in the Indenture and Term Loan Agreement, as applicable.

         10. Mortgage Trustee. Mortgage Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trusts hereby created and Grantor hereby agrees to pay the same. Mortgage Trustee shall be indemnified, held harmless and reimbursed by Grantor for any liability, damage or expense, including reasonable attorneys' fees, which Mortgage Trustee may incur or sustain in connection with this Deed of Trust or in the doing of any act which Mortgage Trustee is required or permitted to do by the terms hereof or by law, except to the extent the same results from Mortgage Trustee's own gross negligence or willful misconduct. The acceptance by Mortgage Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law and the trust created hereby is irrevocable by Grantor.

         11. Successor Grantor. In the event ownership of the Trust Estate or any portion thereof becomes vested in a person other than the Grantor herein named, Beneficiary may, without notice to the Grantor herein named, whether or not Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Deed of Trust and the Obligations, and in the same manner as with the Grantor herein named, without in any way vitiating or discharging Grantor's liability hereunder or in respect of the Obligations.

         12. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Estate or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, and documents evidencing the Obligations and the other expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

         13. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Estate or any other collateral as security for the Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Estate, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Estate and exercise all such powers until the date of confirmation of sale of the Trust Estate unless such receivership is sooner terminated.

         14.      Miscellaneous Rights, Waivers.

         (a) Reference is hereby made to Sections 4.06, 13.01 and 13.05 of the Indenture and Sections 5.06, 12.01 and 12.05 of the Term Loan Agreement pertaining to the acknowledgement, waiver and/or agreement of Grantor with respect to the matters contained therein. Each of such provisions is hereby incorporated herein by the foregoing reference as though such matters were set forth in full herein. Any amendment, supplement or addition to any of such provisions shall likewise be automatically incorporated herein.

         (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Estate or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

         (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or to direct the trustee to sell the Trust Estate, as the case may be) subject to the rights of any tenants of the Trust Estate. To the extent permitted by applicable law, the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Estate by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Obligations or to foreclose this Deed of Trust.

         (d) Unless expressly provided otherwise, in the event that ownership of this Deed of Trust and title to the Trust Estate or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Estate for the amount secured hereby.

         15. Security Agreement under Uniform Commercial Code. It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the state in which the Real Estate is located. If an Event of Default shall be in effect, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (a) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Estate which is personal property (including, without limitation, taking possession of and selling such property), if any, or (b) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Estate in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten (10) days' notice of sale of the personal property shall be deemed reasonable notice, and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

         16. Assignment of Rents. Grantor hereby assigns to Mortgage Trustee, for the benefit of Beneficiary, the Rents as further security for the payment and performance of all of the Obligations, and Grantor grants to Mortgage Trustee and Beneficiary the right to enter the Trust Estate for the purpose of collecting the same and to let the Trust Estate or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in full force and effect until the Obligations are paid and performed in full. Beneficiary and Mortgage Trustee hereby waive the right to enter the Trust Estate for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents. During the continuance of any Event of Default, such right of Grantor to collect, receive, use and retain the Rents may be suspended by Beneficiary by giving not less than thirty (30) days' written notice of such suspension to Grantor. In the event such notice is given, Grantor shall pay over to Beneficiary, or if so requested by Beneficiary to any receiver appointed to collect the Rents, the Rents. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

         17. Trust Funds. To the extent required under applicable law, all lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within thirty (30) days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this section, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to the Beneficiary, which statement shall be certified by Grantor.

         18. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Estate shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust, nor shall Grantor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any trustee's sale or action to foreclose such lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Obligations then matured.

         19. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses listed under the Guarantees.

         20. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance. Mortgage Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

         21. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

         22. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Trust Estate, (b) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (c) exemption of the Trust Estate from attachment, levy or sale under execution or exemption from civil process. To the fullest extent permitted by law, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay of execution, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Estate, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgage Trustee or Beneficiary of the power of sale or other rights hereby created.

         23. Remedies Not Exclusive. Beneficiary and Mortgage Trustee shall be entitled to enforce payment and performance of all of the Obligations and to exercise all rights and powers under this Deed of Trust, the Guarantees, the Indenture, the Term Loan Agreement, the Note Documents or the Term Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Mortgage Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Mortgage Trustee, it being agreed that Beneficiary and Mortgage Trustee shall, to the extent permitted by applicable law, be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Mortgage Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Beneficiary or Mortgage Trustee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. To the extent permitted by applicable law, every power or remedy given by any of the Note Documents or the Term Loan Documents to Beneficiary or Mortgage Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by

Beneficiary or Mortgage Trustee, as the case may be. In no event shall Beneficiary or Mortgage Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents to Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Estate), be deemed a "mortgagee in possession," and neither Beneficiary nor Mortgage Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         24. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the state in which the Real Estate is located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral (the "Deed of Trust Collateral") securing the Obligations (including the Trust Estate), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such Deed of Trust Collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary and the other parties to, or beneficiaries of, the Indenture or the Term Loan Agreement to enter into the Indenture and the Term Loan Agreement and to extend the indebtedness guaranteed in this Deed of Trust, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Mortgage Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Estate or against any collateral other than the Trust Estate, which collateral directly or indirectly secures the Obligations, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Real Estate is located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Deed of Trust Collateral and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Deed of Trust Collateral in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Mortgage Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the state in which the Real Estate is located) which directly or indirectly secures the Obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that the foreclosure and realization statutes of the state in which the Real Estate is located shall apply only to the Deed of Trust Collateral that is located in the state in which the Real Estate is located and shall not be understood to have application to any actions or proceedings in other jurisdictions, nor shall such extraterritorial actions or proceedings limit, bar or prejudice Beneficiary's right to realize upon the Trust Estate in the state in which the Real Estate is located. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all of the Trust Estate which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all of the Trust Estate securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

         25. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary, Mortgage Trustee and the Collateral Agent and their respective successors and assigns, and no other persons or entities shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Estate, and shall inure to the benefit of Beneficiary, Mortgage Trustee and the Secured Parties and their respective successors and assigns. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires, and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

         26. No Waivers. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Mortgage Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Estate, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien or deed of trust.

         27. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Grantor expressly acknowledges that by its terms the Guarantees, Indenture and Term Loan Agreement shall be governed and construed, to the extent provided for therein, in accordance with the laws of the State of New York, without regard to principles of conflicts of laws, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflicts of laws.

         28. Waiver of Trial by Jury. Grantor and Beneficiary each hereby irrevocably and unconditionally waive trial by Jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Beneficiary for foreclosure hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding. Such waiver shall not be construed so as to prevent Grantor or Company from interposing a counterclaim against Beneficiary concerning the Obligations.

         29. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Estate or any part thereof or interest therein," the term "Mortgage Trustee" shall mean "Mortgage Trustee and any successor trustee hereunder", the term "Obligations" shall mean "the Obligations and any other obligations secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Estate" shall include any portion of the Trust Estate or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience of reference only and in no way limit or amplify the provisions hereof.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, acknowledged and delivered this instrument on __________, 200_, which instrument is intended to be effective as of _________, 200_.

                                                     TESORO [ENTITY],
                                                     a Delaware corporation

                                           By:__________________________________
                                                           Name:
                                                           Title:

                                                By:_____________________________
                                                           Name:
                                                           Title:

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